SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or 14a-12

QRS CORPORATION

(Name of Registrant as Specified In Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QRS CORPORATION

1400 Marina Way South

Richmond, CA

94804 USA

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of QRS Corporation (the “Company”) to be held May 14, 2003, at 9:00 a.m. local time, at the Company’s headquarters, 1400 Marina Way South, Richmond, California 94804.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the Annual Meeting, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope as soon as possible.

Sincerely yours,

Elizabeth A. Fetter

President and Chief Executive Officer

Richmond, California

April 11, 2003

IMPORTANT

Please mark, date and sign the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope (to which no postage need be affixed if mailed in the United States).

QRS CORPORATION

1400 Marina Way South, Richmond, California 94804

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 14, 2003

The Annual Meeting of Stockholders of QRS Corporation, a Delaware corporation (the “Company”), will be held on May 14, 2003, at 9:00 a.m. local time, at the Company’s headquarters, 1400 Marina Way South, Richmond, California 94804, for the following purposes:

1.	To elect three directors to serve as Class II directors, each to serve until the Company’s 2006 annual meeting of stockholders. The nominees are Garth Saloner, Jeremiah J. Sullivan and Terry R. Peets.

2.	To approve an amendment to and restatement of the QRS Corporation 1993 Stock Option/Stock Issuance Plan (the “Plan”) in order to (a) amend the automatic grant program for the non-employee directors, (b) remove provisions permitting the use of loans to exercise stock options and purchase stock, (c) remove provisions that allow outstanding options or awards to be amended to lower the exercise price or to be canceled for the purpose of reissuing such options or awards at a lower price in the future without stockholder approval, and (d) extend the term of the Plan until December 31, 2007;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2003; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on March 20, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card as soon as possible. You may revoke your proxy at any time prior to the Annual Meeting. Your prompt response is necessary to assure that your shares are represented at the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order Of The Board Of Directors

Stacey A. Giamalis
Vice President, General Counsel and Corporate Secretary

Richmond, California

April 11, 2003

QRS CORPORATION

1400 Marina Way South

Richmond, California 94804

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

May 14, 2003

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board of Directors”) of QRS Corporation, a Delaware corporation (the “Company,” “QRS,” “we” or “us”), for use at the Annual Meeting of Stockholders to be held on Wednesday, May 14, 2003, at 9:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company’s headquarters, 1400 Marina Way South, Richmond, California 94804. The Company mailed this proxy statement and accompanying proxy card on or about April 11, 2003 to all stockholders entitled to vote at the meeting.

Voting Rights and Outstanding Shares

Only holders of record of our Common Stock, par value $.001 per share (“Common Stock”) at the close of business on March 20, 2003 are entitled to notice of and to vote at the Annual Meeting (or at any adjournments or postponements thereof). On March 20, 2003, we had outstanding and entitled to vote 15,803,721 shares of our Common Stock.

Each holder of record of Common Stock on such date will be entitled to one vote for each share of Common Stock held on all matters to be voted on at the Annual Meeting. Stockholders may not cumulate votes in the election of directors. A majority of the outstanding shares of Common Stock present or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting.

If any stockholder is unable to attend the Annual Meeting, such stockholder may vote by proxy. When the proxy card is returned properly completed, it will be voted as directed by the stockholder on the proxy card. Stockholders are urged to specify their choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted FOR Proposals 1, 2 and 3 and will be voted in the proxy holder’s discretion as to other matters that may properly come before the Annual Meeting.

All votes will be tabulated by the inspector of election (a representative of our transfer agent) appointed for the meeting, who will separately tabulate affirmative, negative and withheld votes, abstentions and broker “non-votes” (i.e., where the broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter).

Pursuant to Delaware law, abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum of shares is present at the meeting. For Proposal 1 (election of directors), which requires a plurality of the votes cast, withheld votes and broker non-votes will have no effect. With respect to Proposals 2 and 3 (the amendment to the 1993 Stock Option/Stock Issuance Plan and the appointment of independent auditors), which require the affirmative approval of a majority of the votes present or represented and entitled to vote, broker “non-votes” have no effect. Because abstentions will be included in tabulations of votes cast on proposals presented to stockholders for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on Proposals 2 and 3.

Revocability of Proxies

Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company at our headquarters a written instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Solicitation of Proxies

We will bear the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional solicitation materials furnished to our stockholders. We have retained Mellon Investor Services LLC (“Mellon”) to assist us in the distribution and solicitation of proxies. For its services, we have agreed to pay Mellon a fee of $6,500 and to reimburse it for its reasonable out-of-pocket expenses.

Copies of solicitation material will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock that are beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by our directors, officers, or other regular employees, or by Mellon personnel. No additional compensation will be paid to our own directors, officers or other regular employees for such services.

* * * * *

Our Annual Report for the fiscal year ended December 31, 2002 is enclosed with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The Company currently has seven authorized directors on the Board of Directors. Nominations for election of directors at the Annual Meeting were made by the Board of Directors. Garth Saloner, Jeremiah J. Sullivan and Terry R. Peets have been nominated for election as Class II directors at the Annual Meeting, to serve until the Company’s 2006 annual meeting of stockholders and their respective successors are duly elected and qualified, or until the earlier resignation or removal of such director.

Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the then current Board of Directors to fill the vacancy. The proxy holders intend to vote the proxies received by them for the nominees named below, unless the proxy card indicates that authority to vote for any or all nominees is withheld. The three candidates receiving the highest number of the affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company. The proxies solicited by this proxy statement may not be voted for more than three nominees.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors Recommends that Stockholders Vote FOR the Election of the Following Nominees as Directors.

NOMINEES FOR TERM ENDING AT THE

2006 ANNUAL MEETING OF STOCKHOLDERS

Set forth below is information regarding the nominees to be elected as Class II directors, who will serve until the Company’s 2006 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until the earlier resignation or removal of such director.

Name	Position(s) with the Company	Age	Served as Director Since
Garth Saloner, Ph.D.(1)	Director	48	1993
Jeremiah J. Sullivan(2)	Director	63	2003
Terry R. Peets	Nominee	58	—

(1)	Chairman of the Board of Directors, member of the Compensation Committee and member of the Nominations and Governance Committee.
(2)	Member of the Audit Committee.

Dr. Garth Saloner has been a director of the Company since 1993. Dr. Saloner is the Jeffrey S. Skoll Professor of Electronic Commerce, Strategic Management and Economics at the Graduate School of Business at Stanford University (the “Stanford GSB”) where he has been a member of the faculty since 1990. He also serves as a Co-Director of the Center for Electronic Business and Commerce at the Stanford GSB. He served as Associate Dean for Academic Affairs and Director of Research and Course Development at Stanford from 1993 to 1996. From 1982 to 1990, Dr. Saloner was a professor at the Massachusetts Institute of Technology. Dr. Saloner served as a director of Tradeweave, Inc., a subsidiary of the Company, from June 1999 until its merger into the Company in February 2001. Dr. Saloner is a director of Covisint, an e-commerce hub for the automotive industry, Synthean, an enterprise software company, Brilliant Digital Entertainment, a 3D animation firm, Next Stage Entertainment, a firm engaged in building a network of live entertainment theaters, and Aplia, an education software company.

Jeremiah J. Sullivan was named a director of QRS in January 2003. Mr. Sullivan was Chairman and CEO of Macy’s West, a division of Federated Department Stores, Inc., from December 2000 until his retirement in June 2002. He was promoted from President of Macy’s West, a position he held since April 1995. Mr. Sullivan was President of Federated’s Lazarus division from 1989 to 1995. Before joining Federated, Mr. Sullivan was President of Filene’s from 1987 to 1989 and Chairman of Filene’s from 1988 to 1989. Prior to that, Mr. Sullivan had been Executive Vice President at I. Magnin from 1984 to 1987. Mr. Sullivan is a member of the board of directors of Arcavista Corporation (formerly CommerceDirect Solutions, Inc.) and serves on the board of governors and the executive committee of the San Francisco Symphony. Mr. Sullivan was formerly a member of the executive committee of the Bay Area Council chairman, a director of the Cincinnati Chamber of Commerce and director of the United Way of Boston.

Terry R. Peets is nominated to serve as a Class II director of QRS. Mr. Peets is currently and has been since 2000 an advisor to J.P. Morgan Partners in its consideration of investment opportunities in the consumer segment. From 2000 to 2002, Mr. Peets served as Director and Chairman of the Board of Bruno’s Supermarkets, Inc. He served as President, CEO and Director of PIA Merchandising Co., Inc., a provider of nationwide retail merchandising services, from 1997 until the sale of the company in 1999. From 1995 to 1997, Mr. Peets was Executive Vice President of The Vons Companies, Inc. where he was responsible for distribution/logistics, manufacturing, retail and non-retail procurement, and sales and marketing functions. Between 1977 and 1995, Mr. Peets held various executive positions at Ralphs Grocery Co., the last three years of which he served as Executive Vice President with responsibility for distribution/logistics, manufacturing, retail and non-retail procurement, and sales and marketing functions. Mr. Peets serves on the board of directors of World Kitchens, Inc., a manufacturer and marketer of cookware, dishes and utensils, Doane Petcare, Inc., a manufacturer of pet food, PSC Scanning, Incorporated, a manufacturer of Spectraphysics point of sale scanners for the retail industry, City of Hope National Medical Center, a non-profit entity, and the Children’s Museum of Orange County, a non-profit entity.

CONTINUING DIRECTORS FOR TERM ENDING AT

THE 2004 ANNUAL MEETING OF STOCKHOLDERS

Set forth below is information regarding the continuing Class I directors who will serve until the Company’s 2004 annual meeting of stockholders and their respective successors are duly elected and qualified, or until the earlier resignation or removal of such director.

Name	Position(s) with the Company	Age	Served as Director Since
John P. Dougall (1)	Director	59	1990
Philip Schlein (2)	Director	68	1996

(1)	Member of the Audit Committee.
(2)	Chairman of the Compensation Committee and member of the Nominations and Governance Committee.

John P. Dougall has been a director of the Company since July 1990. From October 2000 until June 2002, Mr. Dougall served as Chief Executive Officer of Commander Communications Ltd., an Australian publicly listed company specializing in integrated communications devices. From February 1999 until October 2000, Mr. Dougall also served as Group Chief Executive Officer for Plessey Asia Pacific, an Australian company providing road and air navigation technology. Plessey Asia Pacific was the parent company of Commander Communications. From December 1997 to February 1999, Mr. Dougall was a private investor. From November 1996 to November 1997, Mr. Dougall served as Chairman and Chief Executive Officer for Aristocrat Leisure Limited, an Australian publicly listed company and a supplier to gambling and entertainment companies. From January 1992 to September 1996, Mr. Dougall served as Chief Executive Officer of AWA Limited, an Australian publicly listed company specializing in electronics and telecommunications. Mr. Dougall held various executive positions with the Company from July 1990 to January 1992, serving as President of the Company from February 1991 to June 1991 and as President and Chief Executive Officer from June 1991 to January 1992. From February 1988 to June 1990, Mr. Dougall was the Executive Director of Paxus Corporation, a software services and outsourcing firm.

Philip Schlein has been a director of the Company since 1996. Mr. Schlein has been a venture partner in U.S. Venture Partners, a venture capital firm, since April 1985, where he has advised new companies on strategy, recruiting and finance. Mr. Schlein held various executive positions with R.H. Macy & Company, Inc. from September 1957 to December 1973 and was President and Chief Executive Officer of its Macy’s California division from January 1974 to January 1985. Additionally, Mr. Schlein served as a director of R.H. Macy & Company, Inc. from 1977 to 1985 and he served as a director of Apple Computer, Inc. from 1979 to 1987.

CONTINUING DIRECTORS FOR TERM ENDING AT

THE 2005 ANNUAL MEETING OF STOCKHOLDERS

Set forth below is information regarding the continuing Class III directors who will serve until the Company’s 2005 annual meeting of stockholders and their respective successors are duly elected and qualified, or until the earlier resignation or removal of such director.

Name	Position(s) with the Company	Age	Served as Director Since
Elizabeth A. Fetter	Director, President and Chief Executive Officer	44	2001
Patrick S. Jones (1)	Director	58	2002

(1)	Chairman of the Audit Committee.

Elizabeth A. Fetter has served as President, Chief Executive Officer and a director of the Company since October 2001. Prior to joining the Company, Ms. Fetter served as President, Chief Executive Officer and a director of NorthPoint Communications, Inc., a DSL services provider, from March 2000 to April 2001, after serving as a director since January 2000 and as the company’s President and Chief Operating Officer from March 1999 to March 2000. NorthPoint Communications filed for Chapter 11 bankruptcy protection in January 2001 and subsequently sold the majority of its assets to AT&T in early 2001. From January 1998 until joining NorthPoint, Ms. Fetter was Vice President and General Manager of the Consumer Services Group at US WEST, an integrated wireline, wireless and data services provider. From March 1991 to December 1997, Ms. Fetter served in various general management capacities at SBC/Pacific Bell, including as President, Industry Markets Group. Ms. Fetter also serves on the Board of Directors of Berbee, a provider of electronic commerce, infrastructure, and networking solutions, and Symmetricom, Inc., a manufacturer of high-speed data, timing and frequency products.

Patrick S. Jones has been a director of the Company since March 2002. Mr. Jones served as a Senior Vice President and Chief Financial Officer of Gemplus International S.A., a smart card device manufacturer, from June 1998 to January 2001. From June 1992 to June 1998, Mr. Jones served as a Vice President and Corporate Controller of Intel Corporation, a semiconductor manufacturer. Mr. Jones also serves on the board of directors of Genesys S.A., a conferencing services provider; XRT S.A., a publicly held developer of financial system software; and SMARTTRUST A.B., a privately held developer of software applications for mobile devices; and is the chairman of the board of Dione plc, a privately held manufacturer of Electronic Point Of Sale (EPOS) terminals.

CORPORATE GOVERNANCE

In February 2002, the Board of Directors initiated a review of the Company’s corporate governance policies and practices as well as those of other public companies. Since July 2002, the Company has been evaluating and adopting measures to assure its continuing compliance with the provisions of the Sarbanes-Oxley Act of 2002, new and proposed rules of the Securities and Exchange Commission (“SEC”) and new and proposed requirements under Nasdaq listing standards. Many of the requirements of the Sarbanes-Oxley Act and the proposed new Nasdaq listing standards are subject to final SEC action and, therefore, are not yet effective (or, in some cases, their transitional provisions have not yet expired) as of the date of this proxy statement. Nevertheless, the Board of Directors has initiated actions consistent with certain of the proposed rules with the intention of assuring that the Company continues to adhere to good corporate governance practices.

Among the first actions arising out of this review was the commencement in early 2002 of an orderly transition to a Board comprised of a majority of independent directors. As set forth in the Company’s proxy statement for the 2002 annual meeting of stockholders, the Company defined “independent” as meaning that the Board member is not a present or former employee of the Company and is not an officer, director or employee of an entity that provides services to the Company as an adviser, consultant or otherwise. In March 2002 and January 2003, Patrick Jones and Jeremiah Sullivan, who are independent under this definition and under current Nasdaq listing standards, joined the Board of Directors. Terry Peets, a nominee for election as a Class II director, also is independent under this definition. Three directors who did not meet this independence definition have left the Board of Directors since early 2002. Both Messrs. Jones and Sullivan have become members of the Audit Committee.

Other actions taken to augment the Company’s corporate governance practices and to voluntarily implement many of the proposed new rules and listing standards include:

•	Adopting Corporate Governance Policies of the Board of Directors,

•	Adopting new charters for our Audit Committee, Compensation Committee and the Nominations and Governance Committee,

•	Updating the Code of Business Conduct and Ethics, which applies to all officers, directors and employees,

•	Adopting a Financial Officer Code of Ethics, which applies to the Chief Executive Officer, Chief Financial Officer, and Vice President, Finance

•	Establishing a Disclosure Committee comprised of employees from various functional areas within the Company, that meets regularly to consider disclosure issues in connection with both our periodic reporting requirements and ongoing matters.

The Company’s current Committee charters, Corporate Governance Policies, Code of Business Conduct and Ethics and Financial Officer Code of Ethics are available at the “Corporate Governance” section of www.qrs.com or on written request to:

Attention: Investor Relations

QRS Corporation

1400 Marina Way South

Richmond, CA 94804

Phone: (510) 215-5000

BOARD MEETINGS AND COMMITTEES

The Board of Directors held seven (7) meetings during fiscal year 2002. Each of the seven directors constituting the Board of Directors attended more than 75% of the aggregate of (i) the total number of Board meetings held during that fiscal year, and (ii) the total number of meetings held by all committees of the Board on which such director served. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominations and Governance Committee. There are currently no other standing committees of the Board.

The Audit Committee of the Board of Directors held nine (9) meetings during fiscal year 2002. The Audit Committee oversees the quality and integrity of the Company’s financial statements and its independent auditors, approves and reviews services performed by such auditors, reviews compliance with applicable legal and regulatory requirements, and evaluates the Company’s system of internal controls. The Audit Committee operates under a written charter amended and restated by the Board of Directors on February 12, 2003, a copy of which is attached as an appendix to this proxy statement. The Audit Committee is currently composed of Patrick Jones, John Dougall and Jeremiah Sullivan, each of whom is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc.

The Compensation Committee of the Board of Directors held six (6) meetings during fiscal year 2002. The Compensation Committee has overall responsibility for the Company’s compensation policies for executive officers and directors, evaluates the performance of the executive officers of the Company, administers the stock and incentive plans of the Company, determines the compensation payable to the Company’s executive officers, and assists the Board of Directors in developing succession plans for executive officers. The Compensation Committee is currently comprised of Garth Saloner, Garen Staglin and Philip Schlein.

The Nominations and Governance Committee of the Board of Directors held three (3) meetings during fiscal year 2002. The Nominations and Governance Committee identifies and recommends candidates for membership on the Board and its several committees. The Nominations and Governance Committee also considers and recommends policies relating to corporate governance. The Nominations and Governance Committee is currently comprised of Garen Staglin, Garth Saloner and Philip Schlein. The Nominations and Governance Committee will consider nominees recommended from time to time by stockholders if such recommendations are delivered in a timely manner to the attention of: Secretary, QRS Corporation, 1400 Marina Way South, Richmond, CA 94804.

DIRECTOR COMPENSATION

Original 2002 Director Compensation Program

Cash Fees.    During the first three quarters of 2002, each non-employee director received a quarterly fee of $3,750 for Board membership, as well as $1,000 per Board or committee meeting attended.

Stock Options.    Under the Automatic Option Grant Program of the QRS Corporation 1993 Stock Option/Stock Issuance Plan, without giving effect to the amendments proposed under Proposal 2, (i) each individual who first becomes a non-employee Board member receives at the time of such initial election or appointment, an automatic option grant for 15,000 shares, and (ii) each individual who serves as a non-employee Board member on the first trading date in January of each year and has served as a non-employee Board member for at least six months receives an option grant for 10,000 shares. In addition, each individual who serves as the chairperson of any Board committee on the first trading day in January receives an additional option grant under the Automatic Option Grant Program for another 10,000 shares.

Each option granted under the Automatic Option Grant Program has a maximum term of ten (10) years, subject to earlier termination following the optionee’s cessation of Board service. Each option will become exercisable for 25% of the option shares at the optionee’s completion of six (6) months of Board service measured from the grant date and will become exercisable for the balance of the option shares in a series of thirty-six (36) successive equal monthly installments at the optionee’s completion of continued Board service for the applicable month. Each option under the Automatic Option Grant Program will become immediately exercisable for all the option shares upon (i) certain changes in ownership or control of the Company or (ii) the death or permanent disability of the optionee while serving as a Board member. Upon the successful completion of a hostile tender offer for more than 50% of the Company’s outstanding voting stock, each such option may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the tender offer price paid per share of Common Stock over (b) the exercise price payable for such option share.

New Director Compensation Program

In July 2002, the Compensation Committee directly engaged an independent compensation consultant to conduct a review of the Company’s non-employee director compensation, analyze non-employee director compensation of peer companies, and recommend, if appropriate, changes to the Company’s non-employee director compensation. After considering the report and recommendations of the compensation consultant, the Compensation Committee approved, on October 10, 2002, a new compensation program for non-employee directors, which is summarized as follows.

Cash Fees.    Effective as of the fourth quarter of 2002, each non-employee director receives a quarterly fee of $3,750 for Board membership, as well as $1,000 per Board or committee meeting attended. In addition, for service as Chairperson of the Board, chairperson of the Audit Committee and chairperson of any Board committee other than the Audit Committee, a non-employee director receives a quarterly fee of $2,500, $2,500 and $1,250, respectively. For service as a member of the Audit Committee other than the chairperson, a non-employee director receives an additional quarterly fee of $625.

Stock Options.    Subject to the stockholder approval of Proposal 2, the Automatic Grant Program would provide for (i) each individual who first becomes a non-employee Board member to receive at the time of such initial election or appointment, an automatic option grant for 15,000 shares, and (ii) each individual who serves as a non-employee Board member on the first trading day following the annual meeting of the stockholders and has served as a non-employee Board member for at least six months to receive on the first trading day following the annual meeting of stockholders an automatic option grant for 10,000 shares.

If Proposal 2 is approved by the stockholders, each initial 15,000-share option grant under the Automatic Option Grant Program will become exercisable as follows: (i) for fifty percent (50%) of the option shares, on the director’s completion of one year of Board service measured from the grant date and (ii) for the balance of the option shares, on the director’s completion of an additional one year of Board service measured from the first anniversary of the grant date. Each annual 10,000-share option grant under the Automatic Option Grant Program will generally become exercisable for all of the 10,000 option shares on the director’s completion of one year of Board service measured from the grant date. Please see the description of the Automatic Grant Program under Proposal No. 2 for further information concerning the proposed changes to the Automatic Grant Program.

The Compensation Committee believes this new program will enable the Company to attract and retain qualified directors in a competitive environment. Among other reasons, the Compensation Committee approved the new compensation program because it:

•	recognizes the contributions of non-employee directors for services rendered by the Chairman of the Board, committee chairpersons and committee members commensurate with the time commitments required for such service;

•	acknowledges that, while the duties of non-employee directors have not necessarily changed, the burden of assuring continued compliance with changing administrative and regulatory requirements has increased, necessitating a greater number of meetings as well as longer meetings;

•	more closely aligns the vesting schedules of stock options with the service periods of the non-employee directors, thereby eliminating the possible appearance that non-employee directors’ independence might be compromised by a desire for an extension of their terms in order to achieve further vesting of their stock options; and

•	reduces the equity granted to non-employee directors by eliminating the annual 10,000 share stock option grants to committee chairpersons.

Other Director Compensation

In March 2002, in connection with the resignation of David A. Cole as a director of the Company, the Company accelerated the vesting of an aggregate of 13,309 option shares covered by options issued to Mr. Cole on May 11, 2000, January 2, 2001, July 26, 2001 and January 2, 2002 and extended his right to exercise the vested portions of these options until December 31, 2003. The accelerated vesting provided Mr. Cole with vested option shares as if he had continued to serve on the Board until May 15, 2003.

In May 2002 the Company and Tania Amochaev, a director whose term expired at the annual meeting of stockholders on May 14, 2002, entered into a consulting agreement under which Ms. Amochaev agreed to provide consulting and advisory services to the Company upon request commencing after termination of her service as a director and continuing through August 20, 2003. As compensation for her services, Ms. Amochaev is to receive $150 per hour for services rendered in excess of 4 hours per month and is eligible to participate in the medical benefits plans of the Company at her sole expense. Through March 12, 2003, Ms. Amochaev has received no payments for consulting and advisory services. In addition, the Company accelerated the vesting of an aggregate of 11,458 option shares covered by options issued to Ms. Amochaev on January 2, 2001, July 26, 2001 and January 2, 2002 and extended her right to exercise the vested portions of these options until the later of 90 days after August 20, 2003 or the termination of the agreement. The accelerated vesting provides Ms. Amochaev with vested option shares as if she had continued to serve on the Board until August 31, 2003.

PROPOSAL 2

APPROVAL OF AMENDMENT TO AND RESTATEMENT

OF THE 1993 STOCK OPTION/STOCK ISSUANCE PLAN

The stockholders are being asked to approve an amendment to the Company’s 1993 Stock Option/Stock Issuance Plan (the “Plan”) which, if approved, would (i) amend the terms for the Automatic Option Grant Program to modify the grant date and vesting provisions of stock option grants to non-employee directors, (ii) remove provisions that allow the use of loans from the Company to exercise stock options or purchase stock, (iii) remove provisions that allow outstanding options or awards to be amended to lower the exercise price or to be canceled for the purpose of reissuing such options or awards at a lower price in the future without stockholder approval, and (iv) extend the term of the Plan until December 31, 2007.

If approved, the principal amendments to the Plan will implement the proposed changes to the equity components of the non-employee director compensation program described above under “Director Compensation—New Director Compensation Program.” The Compensation Committee and the Board believe that the stock option grants contemplated in the Automatic Option Grant Program of the amended Plan, together with the cash fees, will enable the company to attract and retain Board members who are essential to the Company’s long-term growth and financial success. The Compensation Committee and the Board believe that non-employee directors will receive and have the opportunity to acquire meaningful equity interests in the Company. Furthermore, the amended Plan will reduce the number of shares granted each year by eliminating the grant to chairpersons of Board committees and will align the vesting schedule of the stock options granted under the Automatic Grant Program with the terms of service of the non-employee directors. In addition, the Board believes that removing the loan provisions from the Plan will be beneficial to the Company, in light of evolving practices regarding such loans and legal prohibitions on certain types of loans. By prohibiting the Plan Administrator from amending outstanding options to lower the exercise price or from canceling outstanding awards for the purpose of re-granting such awards at a reduced price in the future without stockholder approval, the Board believes the amended Plan will more accurately reflect current investor sentiment regarding re-pricings and cancellation/re-grant programs. By extending the term of the Plan until December 31, 2007, the Company will have the ability to continue to use the Plan as its primary method of delivering equity incentives to key employees and non-employee directors for an additional two years.

Stockholder approval of the proposed amendments to the Plan is not required under the terms of the Plan or by law or regulation. The Board of Directors has elected to seek stockholder approval because it desires the input of the stockholders on the matters covered by the proposed amendments, and in particular on the proposed incentive equity compensation for non-employee directors. If this proposal is not approved by the stockholders, the Board of Directors does not intend to implement any of the proposed amendments. Although the Board of Directors is seeking stockholder approval for Proposal 2, it retains authority to amend the Plan without stockholder approval to the full extent permitted under the terms of the Plan.

The following is a summary of the principal features of the Plan, as most recently amended and restated by the Board. The summary, however, does not purport to be a complete description of all the provisions of the Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the attention of Investor Relations at the Company’s corporate offices in Richmond, California.

Plan Adoption

The Plan was originally adopted by the Board in June 1993 and approved by the stockholders in July 1993. The Plan became effective in connection with the initial public offering of the Common Stock and serves as the successor to the Company’s 1990 Stock Option Plan (the “1990 Plan”). Each option outstanding under the 1990 Plan was incorporated into the Plan, and no further option grants have been made under the 1990 Plan since the Plan became effective.

Structure of the Plan

As amended, the Plan is divided into three separate components: (i) the Discretionary Option Grant Program, (ii) the Automatic Option Grant Program, and (iii) the Stock Issuance Program. Under the Discretionary Option Grant Program, options may be issued to key employees (including officers and directors), non-employee directors and consultants and other independent advisors in the service of the Company (or its parent or subsidiary companies) who contribute to the management, growth and financial success of the Company (or its parent or subsidiary companies). Under the Automatic Option Grant Program, option grants are automatically made at periodic intervals to non-employee members of the Board. Under the Stock Issuance Program, key employees (including officers and directors), non-employee directors and consultants and other independent advisors in the service of the Company (or its parent or subsidiary companies) who contribute to the management, growth and financial success of the Company (or its parent or subsidiary companies) may be issued shares of Common Stock directly, either through the purchase of such shares at fair market value or as a bonus tied to their performance of services or the Company’s attainment of financial objectives.

Eligibility

As of December 31, 2002, 512 employees (including 6 executive officers) and 6 non-employee directors were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs, and the 6 non-employee directors were also eligible to receive grants under the Automatic Option Grant Program.

Share Reserve

The maximum number of shares of Common Stock that can be issued under the Plan is 6,200,000. As of March 12, 2003, options for 2,819,457 shares were outstanding under the Plan, 1,982,119 shares were issued, 286,875 shares were reserved for the restricted share award program and 1,111,549 shares remained available for future option grants and stock issuances.

In no event may any one individual participating in the Plan be granted stock options, separately exercisable stock appreciation rights or receive direct stock issuances for more than 750,000 shares of Common Stock in the aggregate under the Plan, exclusive of any grants or issuances made to such individual prior to January 1, 1994. Stockholder approval of this Proposal will also constitute re-approval of such limitation for purposes of Section 162(m) of the Internal Revenue Code.

The shares of Common Stock issuable under the Plan may be drawn from shares of authorized but unissued Common Stock or from shares of Common Stock that the Company acquires, including shares purchased on the open market. Shares subject to any outstanding options under the Plan (including options transferred from the 1990 Plan) that expire or otherwise terminate prior to exercise will be available for subsequent issuance. In addition, unvested shares issued under the Plan that the Company subsequently purchases, at the option exercise or direct issue price paid per share, pursuant to the Company’s purchase rights under the Plan will accordingly be available for subsequent issuance. However, any shares subject to stock appreciation rights exercised under the Plan will not be available for re-issuance.

In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, combination of shares, merger, reorganization, consolidation, recapitalization, exchange of shares, or other change in capitalization of the Company affecting the outstanding shares of Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual may be granted stock options, separately exercisable stock appreciation rights or direct stock issuances under the Plan after December 31, 1993, (iii) the class and/or number of securities and price per share in effect under each outstanding option granted under the Plan or incorporated into the Plan from the 1990 Plan, and (iv) the class and/or number of securities for which automatic option grants are to be subsequently made to new and continuing non-employee directors under the Automatic Option Grant Program. The adjustments to the outstanding options will prevent the dilution or enlargement of benefits thereunder.

Administration

The Compensation Committee of the Board has the exclusive authority to administer the Discretionary Option Grant Program and Stock Issuance Program with respect to option grants and stock issuances made to the Company’s executive officers and non-employee directors and has the authority to make option grants, stock issuances and grant share rights under those programs to all other eligible individuals. However, the Board may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Compensation Committee to make option grants and stock issuances under those two programs to individuals other than the Company’s executive officers and non-employee directors. Additionally, the Board may at any time delegate to an officer of the Company the ability to make option grants and stock issuances to the extent allowed under Delaware law.

The term “Plan Administrator,” as used in this Proposal, will mean the Compensation Committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative authority under the Plan.

Discretionary Option Grant Program and Stock Issuance Program

Options granted under the Discretionary Option Grant Program may be either incentive stock options under the federal tax laws or non-statutory options that are not intended to meet such requirements; however, only employees of the Company are eligible to receive incentive stock option grants. The principal features of the grants made under the Discretionary Option Grant Program and the direct issuances made under the Stock Issuance Program may be summarized as follows:

Exercise Price and Exercisability

The exercise price per share must not be less than 100% of the fair market value per share of the Common Stock on the grant date. No option may be outstanding for more than a 10-year term. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date. However, options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under such immediately exercisable options will be subject to repurchase by the Company, at the exercise price paid per share, if the optionee ceases service prior to vesting in those shares.

The Plan, as amended, does not permit the use of loans or promissory notes to exercise an option or purchase shares. Prior to the amendment that is the subject of this Proposal, the Plan Administrator could assist any optionee in the exercise of options under the Discretionary Option Grant Program or in the purchase of shares under the Stock Issuance Program, by authorizing a loan from the Company, subject to certain terms and conditions.

The purchase price for any shares sold under the Stock Issuance Program may not be less than 100% of the fair market value of the shares on the date of issuance. Shares may also be issued under the Stock Issuance Program for non-cash consideration, such as a bonus for past services rendered to the Company. In addition, shares may be issued under the Stock Issuance Program as an incentive tied to the individual’s performance of future service or the Company’s attainment of performance milestones.

Termination of Service

The Plan Administrator has complete discretion to establish the period of time for which any option is to remain exercisable following the optionee’s cessation of service with the Company. Under no circumstances may an option be exercised after the specified expiration date of the option term. Each option under the Discretionary Option Grant Program will be exercisable only to the extent of the number of shares for which such option is exercisable at the time of the optionee’s cessation of employment or service. However, the Plan Administrator has the discretion, exercisable at any time while the option remains outstanding, to accelerate the exercisability of such option in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

Corporate Transaction

In the event of a Corporate Transaction (defined below), each outstanding option under the Discretionary Option Grant Program that will not be assumed by the successor corporation or otherwise replaced with a cash incentive program that preserves the existing option spread on the unvested option shares will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent the Company’s repurchase rights with respect to those shares are to be assigned to the successor corporation. The Plan Administrator will have the discretion to structure one or more option grants under the Discretionary Option Grant Program or one or more unvested shares issuances under the Stock Issuance Program so that those options or shares will automatically vest in the event the individual’s service is subsequently terminated within a specified period following a Corporate Transaction in which those options and shares do not otherwise vest on an accelerated basis. The Plan Administrator may also structure one or more option grants under the Discretionary Option Grant Program and one or more unvested share issuances under the Stock Issuance Program so that those options and shares will automatically vest in full with a Corporate Transaction. Option grants made to certain executive officers of the Company may vest on an accelerated basis in connection with an acquisition or other change in control of the Company. For further information concerning such acceleration provisions, see “Employment Contracts, Termination of Employment and Change-in-Control Agreements.”

A Corporate Transaction includes one or more of the following stockholder-approved transactions: (i) a merger or acquisition in which the Company is not the surviving entity (other than a transaction the principal purpose of which is to change the state of the Company’s incorporation), (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company or (iii) any reverse merger in which the Company is the surviving entity but in which more than 50% of the Company’s outstanding voting stock is transferred to the acquiring entity or its wholly owned subsidiary.

Change in Control

The Plan Administrator will have the discretionary authority to provide for automatic acceleration of outstanding options under the Discretionary Option Grant Program and the automatic vesting of outstanding shares under the Stock Issuance Program in connection with a Change in Control, with such acceleration or vesting to occur either at the time of the Change in Control or upon the subsequent termination of the participant’s service.

A Change in Control will be deemed to occur under the Plan upon: (i) the acquisition of more than 50% of the Company’s outstanding voting stock pursuant to a tender or exchange offer made directly to the Company’s stockholders or (ii) a change in the composition of the Board of Directors over a period of 36 months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been members of the Board continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nominations was approved by the Board.

The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

Stock Appreciation Rights

The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

Tandem stock appreciation rights provide the holders with the right to surrender all or part of an unexercised option for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash, shares of Common Stock or a combination of both.

Limited stock appreciation rights may be granted to officers of the Company as part of their option grants. Any option with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a Hostile Take-Over of the Company. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered share equal to the excess of (a) the Take-Over Price per share over (b) the exercise price payable for such share.

For purposes of such option cash-out provisions, the following definitions are in effect under the Plan:

Hostile Take-Over: the direct or indirect acquisition by any person or related group of persons (other than the Company or its affiliates) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board does not recommend that such stockholders accept.

Take-Over Price: the greater of (A) the fair market value of the shares of Common Stock subject to the surrendered option, measured on the surrender date in accordance with the valuation provisions of the Plan described below, or (B) the highest reported price per share paid by the tender offeror in effecting the Hostile Take-Over.

Special Tax Election

The Plan Administrator may provide one or more employee-holders of non-statutory options or unvested shares under the Discretionary Option Grant Program or the Stock Issuance Program with the right to have the Company withhold a portion of the shares of Common Stock otherwise issuable to such individuals upon the exercise of those options or vesting of those shares in order to satisfy the Federal and state income and employment withholding taxes to which such individuals may become subject in connection with such exercise or vesting. Alternatively, the Plan Administrator may allow such individuals to deliver already existing shares of the Company’s Common Stock in payment of such withholding tax liability.

Automatic Option Grant Program

Under the Automatic Option Grant Program, non-employee directors will receive option grants at specified intervals over their period of Board service. The terms and conditions governing the option grants that may be made under the Automatic Option Grant Program, as revised by the amendments that are the subject of this Proposal, are summarized below. Stockholder approval of this Proposal will also constitute approval of the each automatic option grant made under the program after the date of the Annual Meeting and the subsequent exercise of those options in accordance with the terms of the program as described below.

Under the Automatic Option Grant Program, each individual who first joins the Board as a non-employee director will receive an automatic option grant for 15,000 shares of Common Stock that will be granted on the next trading day following the date the non-employee director joins the Board. Each individual who has served as a non-employee director for at least six (6) months prior to an Annual Meeting will automatically be granted an option to purchase 10,000 shares of Common Stock on the next trading day following such Annual Meeting. Prior to the amendment that is the subject of this Proposal, the annual 10,000-share option grant was made on the first trading day of January each year other than 2003, in which year the grants are scheduled for the first trading day after the 2003 annual meeting of stockholders. Prior to the amendment, each non-employee director who served as chairperson of a Board committee received an additional 10,000 automatic grant.

Each option grant under the Automatic Option Grant Program has an exercise price per share equal to 100% of the fair market value per share of Common Stock on the grant date and a maximum term of 10 years measured from such date, subject to earlier termination upon the optionee’s cessation of Board service. Each initial 15,000-share option grant becomes exercisable for the option shares as follows: (i) the option becomes exercisable for fifty percent (50%) of the option shares upon the director’s completion of one year of Board service measured from the grant date and (ii) the balance of the option shares become exercisable upon the director’s completion of an additional one year of Board service measured from the first anniversary of the grant date. Each annual 10,000-share option grant generally becomes exercisable for all of the 10,000 option shares upon the director’s completion of one year of Board service measured from the grant date. Prior to the amendment, which is the subject of this Proposal, the initial 15,000-share option grant and annual 10,000-share option grant each became exercisable for 25% of the option shares upon the non-employee director’s completion of six months of Board service and the balance of the option shares became exercisable in a series of thirty-six (36) successive equal monthly installments upon the non-employee director’s completion of the next thirty-six (36) months of Board service thereafter.

The automatic option grants remain exercisable for a six-month period following the non-employee director’s cessation of Board service for any reason other than death or permanent disability. Should the non-employee director die while in Board service or within six months after his or her cessation of Board service, then the option remains exercisable for a twelve-month period following such director’s death and may be exercised by the personal representative of the director’s estate or the person to whom the grant is transferred by the optionee’s will or the laws of inheritance. Should the non-employee director cease Board service by reason of permanent disability, then he or she will have a twelve-month period in which to exercise the option. In no event, however, may any option be exercised after the expiration date of the option term. During the applicable exercise period, the option may not be exercised for more than the number of shares (if any) for which the option is exercisable at the time of his or her cessation of Board service.

The shares subject to each automatic option grant immediately vests should any of the following events occur during optionee’s period of Board service: (i) the non-employee director’s death or permanent disability or (ii) a Corporate Transaction or Change in Control. In addition, upon the successful completion of a Hostile Take-Over, each automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the Take-Over Price per share over (b) the exercise price payable for such share. Stockholder approval of this Proposal will also constitute pre-approval of each option granted with such a surrender right on or after the date of the Annual Meeting and the subsequent exercise of that right in accordance with the foregoing provisions.

General Provisions of the Plan

Stockholder Rights and Option Transferability

No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee’s lifetime, the option may be exercised only by such optionee. However, the plan administrator may allow non-statutory options to be transferred or assigned during the optionee’s lifetime to one or more members of the optionee’s immediate family or to a trust established exclusively for one or more such family members.

Valuation

The fair market value per share of Common Stock under the Plan on any relevant date will be the closing selling price on the date in question, as reported on the Nasdaq National Market and published in The Wall Street Journal. On March 28, 2003, the fair market value per share of the Common Stock determined on such basis was $5.42 per share.

Amendment and Termination of the Plan

The Board may amend or modify the Plan in any or all respects whatsoever, subject to any stockholder approval required under applicable law or regulation; however, no amendment or modification will adversely affect the rights of holders of outstanding options or restricted stock unless such holder’s consent is obtained. Additionally, under the terms of the Plan as amended by this Proposal, no outstanding award may be amended to lower the exercise price or will be canceled for the purpose of reissuing at a lower price without stockholder approval. Unless sooner terminated by the Board, the Plan, as amended, will terminate on the earliest of (a) December 31, 2007, (b) the date on which all shares available for issuance under the Plan have been issued or (c) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

New Plan Benefits – Automatic Option Grant Program

If this Proposal is approved by the stockholders, then the amendments to the grant date and vesting provisions of the Automatic Option Grant Program that are the subject of this Proposal, as described in more detail above, will apply to all future option grants made under that program, beginning with the automatic option grants to be made on May 15, 2003 to Garth Saloner, Philip Schlein, John Dougall and Patrick Jones.

Federal Tax Consequences

Options granted under the Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options that are not intended to satisfy such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Stock Options

The optionee recognizes no taxable income at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

For Federal income tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or disposition is made more than two years after the date the option for the shares involved in such sale or other disposition is granted and more than one year after the date the option is exercised for those shares. If the sale or disposition occurs before these two requirements are satisfied, then a disqualifying disposition of the purchased shares will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for such shares. In no other instance will the Company be allowed a deduction with respect to the optionee’s disposition of the purchased shares.

Non-statutory Options

An optionee recognizes no taxable income upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

If the shares acquired upon exercise of a non-statutory option are subject to a substantial risk of forfeiture (such as the Company’s right to repurchase unvested shares at the original exercise price paid per share, upon the optionee’s cessation of service prior to vesting in those shares), then the optionee will not recognize any taxable income at the time the option is exercised for such unvested shares but will have to report as ordinary income, as and when the shares vest, an amount equal to the excess of (a) the fair market value of the shares on the vesting date over (b) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise an amount equal to the difference between the fair market value of the purchased shares on the date of exercise (determined as if the unvested shares were not subject to the Company’s repurchase right) and the exercise price paid for the shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the shares vest.

The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee in connection with the exercise of the non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights

If an option granted with a tandem stock appreciation right is surrendered for an appreciation distribution, or if an option granted with a limited stock appreciation right is cancelled for an appreciation distribution, the recipient will generally realize ordinary income on the surrender or cancellation date, equal in amount to the appreciation distribution. The Company will be entitled to a deduction equal to the amount of such ordinary income.

Direct Stock Issuances

The tax principles applicable to direct stock issuances under the Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Deductibility of Executive Compensation

The Company anticipates that any compensation deemed paid by it (whether by the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options) in connection with options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

Accounting Treatment

Under APB Opinion No. 25, which the Company has elected to apply to its equity compensation, stock options granted to employees and non-employee directors under the Plan will not result in any direct charge to the Company’s reported earnings if the exercise price is at least 100% of fair market value of the underlying stock on the date of grant and they are not issued in tandem with stock appreciation rights or certain other awards. However, under the Financial Accounting Standards Board (FASB) Statement No. 123 and No. 148, the Company must disclose, in footnotes to the Company’s financial statements, the fair value of those awards and the pro-forma impact those options would have upon the Company’s reported earnings and earnings per share were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining the Company’s earnings per share on a fully diluted basis.

Rights to acquire stock made under the Plan with prices less than the fair market value of the shares on the grant date will result in a direct compensation expense to the Company in an amount equal to the excess of such fair market value over the exercise or issue price. The expense must be amortized against the Company’s earnings over the period that the option shares or issued shares are to vest. Option grants and other awards that vest or are payable based solely on the achievement of certain performance goals and stock appreciation rights will result in a compensation expense that would be adjusted each reporting period based on the then fair market value of the stock until vesting occurs.

Companies may elect that the fair value accounting treatment of FASB Statement No. 123 apply to their financial statements in lieu of APB Opinion No. 25. On December 31, 2002, FASB issued a final standard, Statement No. 148 that provided transition alternatives for companies who elect to voluntarily switch to FASB Statement No. 123’s method of expense recognition for the fair value of employee stock options.

Option grants made to independent consultants (but not non-employee Board members) will result in a direct charge to the Company’s reported earnings based upon the fair value of the option measured initially as of the grant date of that option and then subsequently on the vesting date of each installment of the underlying option shares. No charge will, however, be required for periods before July 1, 2000.

Options Granted under the Plan

The table below shows, as to each of the Named Executive Officers and the various indicated groups, the following information with respect to stock option transactions effected during the period from January 1, 2002 to March 12, 2003 (unless otherwise noted in the footnotes): (i) the number of shares of Common Stock subject to options granted under the Plan (and that remained outstanding at the end of the period) and (ii) the weighted average exercise price payable per share under such options. No direct stock issuances have been made to date to Named Executive Officers under the Plan other than the grants of restricted share rights described in footnote 5 below as well as in the “Compensation Committee Report—Long-Term Stock-Based Incentive Compensation”.

Name and Position	Number of Option Shares(1)		Weighted Average Exercise Price of Granted Options

Elizabeth A. Fetter(5) President and Chief Executive Officer	60,000 30,000 60,000	(2) (3)	$7.98

John C. Parsons, Jr. Senior Vice President and Chief Financial Officer	120,000 20,000	(3)	$11.51

Fred Ruffin Senior Vice President of Human Resources	75,000 12,000	(3)	$11.55

Leonard R. Stein(6) Former Senior Vice President, Chief Development and Legal Officer	60,000 20,000	(3)	$10.68

James Rowley(5) Senior Vice President of Engineering and Chief Technology Officer	100,000 20,000	(3)	$9.28

All current executive officers as a group (five persons)	613,000		$10.20

All non-employee directors as a group (six persons)	90,000		$12.04

All employees (other than executive officers) as a group	754,000	(4)	$7.59

(1)	Unless otherwise indicated, each option was structured so that the option would become exercisable for 25% of the option shares upon the optionee’s completion of one year of service measured from the grant date and would become exercisable for the balance of the option shares in a series of thirty-six monthly installments, subject to the optionee’s continued service with the Company.
(2)	Performance-based option structured as follows: option shares shall become fully vested at such time as the Company establishes and maintains a stock price of more than $12 for 15 days. In any event, such options are to become fully vested upon Ms. Fetter’s completion of six year’s of service measured from the grant date.
(3)	These options become vested and exercisable as follows: 25% of the option shares become vested and exercisable on the optionee’s completion of one year of service measured from the grant date; and the balance of the option shares become vested and exercisable in a series of twelve equal quarterly installments, subject to the optionee’s continued service with the Company. However, the option shares may become vested and exercisable on an accelerated basis based on the Company’s achievement of certain performance measures.
(4)	The total number of options granted to all current employees (other than current executive officers) as a group under all of the option plans maintained by the Company (including the Rockport Trade Systems, Inc. Option Plan, the Tradeweave, Inc. 1999 Stock Option/Stock Issuance Plan and the Special Non-Officer Stock Option Plan) was 757,000.
(5)	On March 18, 2003, the Company granted 25,000 restricted share rights to Ms. Fetter, and 15,000 restricted share rights to Mr. Rowley under the Stock Issuance Program of the Plan. Ms. Fetter’s restricted share rights will vest on January 1, 2006 provided that she remains employed with the Company through January 1, 2006. Mr. Rowley’s restricted share rights will vest on March 18, 2006 provided that he remains employed with the Company through March 18, 2006. These restricted share rights are subject to acceleration upon a change of control.
(6)	Mr. Stein has resigned as officer and employee of the Company effective April 4, 2003.

Equity Compensation Plan Information

The following table provides information as of December 31, 2002 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies that originally granted those options. No additional options may be granted under those assumed plans. Footnote (5) to the table sets forth the total number of shares of the Company’s Common Stock issuable upon the exercise of those assumed options as of December 31, 2002, and the weighted average exercise price of those options.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (A)		Weighted Average Exercise Price of Outstanding Options (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) (C)
Equity Compensation Plans Approved by Shareholders(1)	2,557,107	(3)	$12.40	1,473,641	(4)
Equity Compensation Plans Not Approved by Shareholders(2)	333,650		$32.59	281,752

Total	2,890,757		$14.73	1,755,393

(1)	Consists solely of the 1993 Stock Option/Stock Issuance Plan and the Employee Stock Purchase Plan.
(2)	Consists solely of the Special Non-Officer Stock Option Plan (the “Non-Officer Plan”) in which no options are held by any directors or executive officers of the Company.
(3)	Excludes purchase rights accruing under the Company’s Employee Stock Purchase Plan that has a shareholder-approved reserve of 425,000 shares. Under the Purchase Plan, each eligible employee may purchase up to 750 shares of Common Stock at semi-annual intervals on the last U.S. business day of April and October each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of Common Stock on the employee’s entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the semi-annual purchase date.

(4)	Consists of shares available for future issuance under the Employee Stock Purchase Plan and the 1993 Stock Option/Stock Issuance Plan. As of December 31, 2002, an aggregate of 88,194 shares of Common Stock were available for issuance under the Employee Stock Purchase Plan and 1,385,447 shares of Common Stock were available for issuance under the 1993 Stock Option/Stock Issuance Plan.
(5)	The table does not include information for equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies that originally established those plans. As of December 31, 2002, a total of 42,130 shares of the Company’s Common Stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of those outstanding options is $10.99 per share. No additional options may be granted under those assumed plans.

Special Non-Officer Stock Option Plan

In December 1997, the Company implemented the Special Non-Officer Stock Option Plan, pursuant to which 225,000 shares were initially reserved for issuance to employees of the Company who are neither officers nor Board members. The provisions of such supplemental plan are substantially the same as those in effect under the Discretionary Option Grant Program of the Plan described above. On February 15, 1999 and May 11, 2000, the Board authorized increases of 225,000 shares to this plan, bringing the total to 675,000 shares reserved for issuance. As of March 12, 2003, options for 320,666 shares were outstanding, 59,598 shares had been issued upon exercise of options granted under the plan, and 294,736 shares remained available for future option grants under the plan.

Stockholder Approval

The affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting will constitute stockholder approval of the proposed amendment and restatement of the Plan. If stockholder approval of the proposed amendment and restatement is not obtained, then the changes to the Automatic Option Grant Program will not occur, and certain optionees may, at the Plan Administrator’s discretion, be allowed to exercise stock options or purchase shares using a loan to the extent otherwise permitted by law. Additionally, the Plan Administrator may, in its discretion, elect to amend outstanding options in order to lower their exercise prices or cancel outstanding options and/or awards for the purposes of regarding such options and/or awards later at a reduced price, and the Plan will terminate on December 31, 2005. The Plan will continue to remain in effect, and option grants will be made to the non-employee directors according the existing terms of the Automatic Grant Program. Regardless of the results of the vote for the approval of this Proposal, in 2003 the automatic option grants to non-employee directors under the Automatic Grant Program will be granted on the first trading day following the 2003 Annual Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that the stockholders vote FOR approving the amended and restated Plan.

PROPOSAL 3

RATIFICATION OF INDEPENDENT AUDITORS

The Company is asking the stockholders to ratify the selection by the Audit Committee of the Board of PricewaterhouseCoopers LLP as the Company’s independent accountants to provide auditing services to the Company during the fiscal year ending December 31, 2003. The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP’s representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.

Fees Billed to the Company By PricewaterhouseCoopers LLP During Fiscal Year Ended December 31, 2002

Audit Fees.    The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the three- and nine-month periods ended September 30, 2002, the three- and six-month periods ended June 30, 2002 and the three-month period ended March 31, 2002, total $620,000.

Financial Information Systems Design And Implementation Fees.    The Company did not engage PricewaterhouseCoopers LLP to provide advice to the Company regarding financial information systems design and implementation during fiscal year ended December 31, 2002.

All Other Fees.    The aggregate fees billed by PricewaterhouseCoopers LLP during the fiscal year that ended December 31, 2002 for professional services rendered to the Company other than as stated above under the captions “Audit Fees” and “Financial Information Systems Design and Implementation Fees” totaled $936,000. Such fees were comprised primarily of services relating to tax compliance matters and tax advice in connection with foreign subsidiaries and operations, and services relating to a review of internal controls and procedures.

The Audit Committee has considered whether the provision of services described in the preceding two paragraphs is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that stockholders vote FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of December 31, 2002 (except where otherwise indicated), by (i) all persons known by the Company to be beneficial owners of more than five percent of its outstanding Common Stock, (ii) each director and nominee of the Company, (iii) the Named Executive Officers (as defined in “Executive Compensation and Other Information”) and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, the principal address of each of the persons below is 1400 Marina Way South, Richmond, California 94804.

	Amount And Nature Of Beneficial Ownership(1)
Name And Address of Beneficial Owner	Number of Shares	Percent of Class
Brown Capital Management, Inc.(5) 1201 N. Calvert Street Baltimore, MD 21202	2,783,250	17.61%
Peter R. Johnson(2)(3)(4) c/o PRJ Holdings, Inc. 600 Montgomery Street San Francisco, CA 94111	1,762,398	11.03%
Brown Investment Advisory & Trust Company(6) 16 South Street Baltimore, MD 21202	1,752,974	11.09%
Merrill Lynch & Co., Inc.(7) World Financial Center, North Tower 250 Vesey Street New York, NY 10381	1,092,013	6.91%
Ronald Juvonen(8) c/o Downtown Associates L.L.C. 674 Unionville Road, Suite 105 Kennett Square, PA 19348	978,216	6.19%
Garth Saloner(2)(4)	110,140	*
John B. Dougall(2)	37,084	*
Patrick S. Jones(2)	6,313	*
Philip Schlein(2)	28,749	*
Garen K. Staglin(2)	109,333	*
Jeremiah J. Sullivan	—	*
Elizabeth A. Fetter(2)	84,978	*
John C. Parsons, Jr.(2)	30,000	*
Fred Ruffin(2)	25,333	*
Leonard R. Stein(2)	26,666	*
James Rowley	—	*
All current executive officers and directors as a group (11 persons)(9)	446,930	2.77%

*	Less than one percent.
(1)	Applicable percentages are based on 15,801,253 shares outstanding on December 31, 2002, adjusted as required by rules promulgated by the SEC. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days after December 31, 2002, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table and subject to any applicable community property laws, the Company believes that each of the stockholders named in the table have sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by them.

(2)	The amounts shown include the following shares issuable upon exercise of options to purchase shares of Common Stock that are currently exercisable or will become exercisable within 60 days after December 31, 2002: Mr. Johnson, 127,082; Mr. Dougall, 37,084; Mr. Saloner, 48,540; Mr. Schlein, 28,749; Mr. Staglin, 67,708; Mr. Jones, 5,313; Ms. Fetter, 81,666; Mr. Parsons, 30,000; Mr. Ruffin, 24,583; and Mr. Stein, 26,666.
(3)	Includes 30,000 shares held by the Peter R. and Victoria J. Johnson Foundation and 46,200 shares held by the Peter R. Johnson and Victoria J. Johnson GST Trust, of which Mr. Johnson is a trustee.
(4)	The amounts shown include the following shares issuable upon exercise of warrants to purchase shares of Common Stock, granted in connection with the Company’s 2001 acquisition of its subsidiary Tradeweave, Inc., that are currently exercisable or will become exercisable within 60 days after December 31, 2002: Mr. Johnson, 55,762; Mr. Saloner, 14,238.
(5)	Pursuant to a Schedule 13G filed with the SEC on February 11, 2003, reported total shares of 2,783,250 with sole voting power over 1,669,588 of such shares and sole dispositive power over all 2,783,250 shares, which represents 17.61% of class. As of February 12, 2003, pursuant to a Schedule 13G/A filed with the SEC on February 13, 2003, Brown Capital Management, Inc. reported total shares of 2,752,150, with sole voting power over 1,669,588 of such shares and sole dispositive power over all 2,752,150 shares, which represents 17.41% of class.
(6)	Pursuant to a Schedule 13G filed with the SEC on February 14, 2003, Brown Investment Advisory & Trust Company reported that it had sole voting power over all 1,752,974 shares, sole dispositive power over 1,711,074 of such shares, shared dispositive power over 41,900 of such shares.
(7)	Pursuant to an Amendment to Schedule 13G filed by Merrill Lynch & Co., Inc. (“ML&Co.”) on January 9, 2003, ML&Co. is a parent holding company filing on behalf of Merrill Lynch Investment Managers, an operating division of ML&Co., consisting of ML&Co.’s indirectly owned asset management subsidiaries. ML&Co.’s asset management subsidiaries holding shares of the Company’s Common Stock include FAM D/B/A Mercury Advisors; Fund Asset Management, L.P.; Merrill Lynch Investment Managers, L.P.; and Merrill Lynch Investment Managers, L.L.C. Of the total 1,092,013 shares beneficially held by ML&Co., 836,620 are held by Master Small Cap Value Trust, an affiliated entity that alone would hold over 5% of the Company’s Common Stock. ML&Co. has shared voting power and shared dispositive power over all of its 1,092,013 shares.
(8)	Pursuant to a Schedule 13G filed on February 14, 2003 with the SEC, shares are held by Downtown Associates I, L.P., Downtown Associates II, L.P., Downtown Associates III, L.P. and Downtown Associates IV, L.P. (collectively, the “Downtown Funds”). The general partner of the Downtown Funds is Downtown Associates, L.L.C. Ronald Juvonen, as the managing member of the General Partner, has sole power to vote and direct the disposition of all the Common Stock held by the Downtown Funds.
(9)	The amount shown includes 352,881 shares issuable upon exercise of options and warrants to purchase shares of Common Stock that are currently exercisable or will become exercisable within 60 days after December 31, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of the Company’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely upon a review of copies of reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2002, all the Company’s officers, directors and greater than 10% stockholders complied with the applicable Section 16(a) filing requirements, except that: (1) Joe Dugan, former SVP of Sales, filed a late Form 3 on April 26, 2002 reporting his beneficial ownership of Common Stock on April 15, 2002, the date he became an executive officer; (2) John C. Parsons, Jr., SVP, Chief Financial Officer, filed a late Form 3 on March 12, 2002 reporting his beneficial ownership of Common Stock on January 30, 2002, the date he became an executive officer; (3) Fred Ruffin, SVP, Human Resources, filed a late Form 3 on January 10, 2002 reporting his beneficial ownership of Common Stock on November 19, 2001, the date he became an executive officer; (4) Leonard R. Stein, former SVP, Chief Development and Legal Officer filed a late Form 3 on January 10, 2002 reporting his beneficial ownership of Common Stock on November 29, 2001, the date he became an executive officer; (5) Mark Self, former SVP of Sales, filed a late Form 4 on July 10, 2002 reporting the sale on May 1, 2002 of 5,151 shares of Common Stock; (6) John Simon, former EVP of Customer and Market Development, failed to file a Form 5 and failed to represent to the Company that no Form 5 was required; (7) Mark Self, former SVP of Sales, failed to file a Form 5 and failed to represent to the Company that no Form 5 was required; (8) John Dougall filed a late Form 4 on December 11, 2002 reporting the cancellation on November 5, 2002 of options to purchase 20,625 shares of Common Stock of the Company; (9) Peter Johnson filed a late Form 4 on December 11, 2002 reporting the cancellations on November 13, 2002 of options to purchase 60,000 shares of Common Stock; (10) Garth Saloner filed a late Form 4 on December 11, 2002 reporting the cancellation on November 2, 2002 of options to purchase 60,000 shares of Common Stock; (11) Philip Schlein filed a late Form 4 on December 11, 2002 reporting the cancellation on November 4, 2002 of options to purchase 30,000 shares of Common Stock; (12) Garen Staglin filed a late Form 4 on December 11, 2002 reporting the cancellation on November 10, 2002 of options to purchase 60,000 shares of Common Stock. The late Form 4 filings of Messrs. Dougall, Johnson, Saloner, Schlein and Staglin covered the cancellation of outstanding stock options shortly after the implementation of new Section 16(a) filing requirements mandated by the Sarbanes-Oxley Act. Under the old Section 16(a) filing requirements, each of the late filings by these directors would have been timely.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to the Company and its subsidiaries for the 2002, 2001 and 2000 fiscal years by the Company’s Chief Executive Officer and each of the Company’s four other most highly compensated executive officers whose salary and bonus for the 2002 fiscal year was in excess of $100,000. All the individuals named in such table are referred to in this proxy statement as the “Named Executive Officers.”

Summary Compensation Table

		Annual Compensation(1)				Long Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus		Securities Underlying Options	All Other Compensation(2)
Elizabeth A. Fetter(3) President and Chief Executive Officer (since 10/10/01)	2002 2001 2000	$ $	350,000 78,220 —	$ $	336,000 75,000 —	60,000 300,000 —	$4,716 — —

John C. Parsons, Jr.(4) Senior Vice President and Chief Financial Officer (since 1/30/02)	2002 2001 2000		$231,090 — —		$255,114 — —	120,000 — —	$ 0 — —

Leonard R. Stein(5) Former Senior Vice President, Chief Development and Legal Officer (from 11/30/01 through 4/4/03)	2002 2001 2000	$ $	255,667 20,000 —	$ $	184,792 50,000 —	60,000 40,000 —	$5,250 — —

Fred Ruffin(6) Senior Vice President, Human Resources (since 11/19/01)	2002 2001 2000	$ $	205,192 23,141 —	$ $	82,304 31,667 —	75,000 20,000 —	$6,471 — —

James Rowley(7) Senior Vice President and Chief Technology Officer (since 5/13/02)	2002 2001 2000		$159,135 — —		$153,854 — —	100,000 — —	$5,638 — —

(1)	Salary includes amounts deferred under the Company’s 401(k) Plan and Non-Qualified Deferred Compensation Plan.
(2)	Compensation consists of Company contributions made to the Company’s 401(k) and Non-Qualified Deferred Compensation Plans that match the salary deferral contributions made by such officer to such plans, and for Ms. Fetter, Mr. Ruffin and Mr. Rowley, long-term disability insurance premiums paid by the Company on their behalves.
(3)	Ms. Fetter joined the Company in October 2001; her annualized base salary for 2001 would have been $350,000.
(4)	Mr. Parsons joined the Company in January 2002; his annualized base salary for 2002 would have been $250,000.
(5)	Mr. Stein joined the Company in November 2001; his annualized base salary for 2001 would have been $240,000.
(6)	Mr. Ruffin joined the Company in November 2001; his annualized base salary for 2001 would have been $190,000.
(7)	Mr. Rowley joined the Company in May 2002; his annualized base salary for 2002 would have been $250,000.

Stock Options

The Company granted options to purchase 1,547,500 shares of Common Stock during the 2002 fiscal year, of which options to purchase a total of 415,000 shares had been granted to the Named Executive Officers. The following table sets forth information concerning the stock options granted during the 2002 fiscal year to the Named Executive Officers.

Option Grants In Last Fiscal Year

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Number of Securities Underlying Options Granted(#)		Percent of Total Options Granted to Employees in Fiscal Year(1)	Exercise or Base Price Share(2)	Expiration Date	5%	10%
Elizabeth A. Fetter	60,000	(4)	3.88%	$12.61	2/13/2012	$475,822	$1,205,826
John C. Parsons, Jr.	120,000	(4)	7.75%	$12.61	2/13/2012	$951,643	$2,411,651
Fred Ruffin	75,000	(4)	4.85%	$12.61	2/13/2012	$594,777	$1,507,282
Leonard R. Stein	60,000	(4)	3.88%	$12.61	2/13/2012	$475,822	$1,205,826
James Rowley	100,000	(4)	6.46%	$10.16	5/14/2012	$638,957	$1,619,242

(1)	Based on an aggregate of 1,547,500 options granted during 2002.
(2)	The exercise price per share of the option is equal to the fair market value of the Common Stock on the date of grant.
(3)	Calculated on the assumption that the market value of the underlying stock increases at the stated values compounded annually for the ten-year term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price.
(4)	Each option was structured so that the option would have become exercisable for 25% of the option shares upon the optionee’s completion of one year of service measured from the grant date and would have become exercisable for the balance of the option shares in a series of thirty-six monthly installments, subject to the optionee’s continued service with the Company. The grant date is ten years prior to the option’s expiration date. Such option grants may be subject to special accelerated vesting provisions in the event of a change in control of the Company. See “Employment Contracts, Termination of Employment and Change-in-Control Agreements.”

Aggregated Option Exercises In 2002 And Year-End Option Values

The following table sets forth for each of the Named Executive Officers, the shares acquired and the value realized on each exercise of stock options during the year ended December 31, 2002 and the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 2002.

Name	Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at December 31, 2002			Value of Unexercised In-the-Money Options at December 31, 2002 (market price of shares less exercise price)(3)
			Exercisable	Unexercisable		Exercisable	Unexercisable
Elizabeth A. Fetter	—	—	58,333	301,667	(2)	—	—
John C. Parsons, Jr.	—	—	—	120,000		—	—
Fred Ruffin	—	—	5,000	90,000		—	—
Leonard R. Stein	—	—	10,000	90,000		—	—
James Rowley	—	—	—	100,000		—	—

(1)	Value realized is based upon the fair market value of the Common Stock on the date of exercise, less the exercise price, multiplied by the number of shares exercised, and does not indicate that the optionee sold such stock.
(2)	100,000 of such options consist of performance-based options that vest and become exercisable as follows: 25,000 options to become fully vested at such time as the Company establishes and maintains a stock price of more than $20 for 15 days; 75,000 options to become fully vested at such time as the Company establishes and maintains a stock price of more than $30 for 15 days. In any event, such options are to become fully vested upon the sixth anniversary of Ms. Fetter’s employment with the Company.
(3)	Based upon the market price of $6.60 per share, which was the closing price per share of the Common Stock as quoted on the Nasdaq National Market on December 31, 2002, less the option exercise payable per share.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT

AND CHANGE-IN-CONTROL AGREEMENTS

Chief Executive Officer.    On March 18, 2003, the Company entered into an employment agreement with Elizabeth A. Fetter, the President and Chief Executive Officer of the Company and a member of the Board of Directors. Under the terms of the agreement, the Company agreed to pay Ms. Fetter a base salary of $450,000 for the 2003 fiscal year. Additional incentive compensation of $337,500 at target annually is available to Ms. Fetter based on the achievement of individual and Company performance targets. Under her current employment agreement, Ms. Fetter also received a grant of 90,000 stock options, of which 60,000 options will vest over a four-year period subject to accelerated vesting based on Company performance, and 30,000 options will become fully vested upon the earlier of: (i) when the Company establishes and maintains a stock price of more than $12 for 15 consecutive trading days or (ii) the sixth anniversary of the grant date of the options. Ms. Fetter also received a grant of 25,000 restricted share rights for the Company’s common stock. All of the 25,000 restricted shares will vest and become issuable on January 1, 2006 so long as Ms. Fetter remains employed by the Company through January 1, 2006.

Should the Company terminate Ms. Fetter’s employment for any reason (whether or not in connection with a change in control of the Company), any of the options and restricted share rights listed above that have vested as of her termination date will remain exercisable for twelve (12) months after the termination date or such longer period as the Plan or Plan Administrator may specify, provided that no option may be exercised after the specified expiration date of the option term.

If a change of control of the Company occurs during Ms. Fetter’s employment, then all of her outstanding stock options will immediately vest and be exercisable, and all of her unvested restricted share rights will immediately vest, subject to certain restrictions relating to any excess “parachute payments” under Internal Revenue Code Section 280G. Moreover, if a change of control of the Company occurs and, at the time of the change of control or within 24 months Ms. Fetter’s employment is subsequently terminated without cause or she subsequently resigns by reason of a material reduction in her base compensation, her targeted annual incentive compensation, her total annual target compensation, her benefits, a material reduction in her duties or responsibilities, or a significant change in her principal place of employment, then she will be entitled to severance pay equal in the aggregate to two times her targeted total annual compensation at the time of termination or resignation or (if greater) at the level in effect immediately prior to the change in control transaction. Additionally, Ms. Fetter will be entitled to receive at the time of her termination the pro-rata portion of her annual target incentive compensation based upon her length of service during the calendar year.

Should the Company terminate Ms. Fetter’s employment without cause under circumstances not entitling Ms. Fetter to severance and accelerated vesting under the change of control provisions as set forth above, she will become entitled to severance pay equal in the aggregate to her total annual targeted compensation at the level in effect at the time of her termination. In addition, Ms. Fetter will be entitled to receive at the time of her termination the pro-rata portion of her annual target incentive compensation based upon her length of service during the calendar year.

Other Named Executive Officers.    The Company has also entered into employment agreements with each of John C. Parsons, Jr., Senior Vice President and Chief Financial Officer; Leonard R. Stein, former Senior Vice President, Chief Development and Legal Officer; Fred Ruffin, Senior Vice President of Human Resources, and James Rowley, Senior Vice President and Chief Technology Officer. In consideration of their services, such officers receive annual salaries and incentive compensation based on meeting specified individual and Company performance targets (subject to review by the Board of Directors or the Compensation Committee thereof) as follows: Mr. Parsons, a base salary of $265,000 and additional target incentive compensation of $132,500; Mr. Ruffin, a base salary of $200,000 and additional target incentive compensation of $100,000, and Mr. Rowley, a base salary of $275,000 and an additional target incentive compensation of $137,500. On March 18, 2003, the Company granted 15,000 restricted share rights to Mr. Rowley under the Stock Issuance Program of the Plan.

These restricted share rights will vest on March 18, 2006 provided that Mr. Rowley remains employed with the Company through March 18, 2006. All employment with the Company is at will and either the Company or the employee may terminate the employee’s employment with our without cause with or without notice.

Pursuant to their current employment agreements, should the Company terminate any of the officers’ employment other than for cause, Messrs. Parsons, Ruffin and Rowley will be entitled to the continuation of their total targeted annual compensation (base salary and bonus) and benefits for 6 months, as well as payment of a pro-rata portion of their annual incentive compensation at target based upon their length of service during the calendar year.

If there occurs a change of control of the Company and Mr. Parsons’, Mr. Ruffin’s or Mr. Rowley’s employment is subsequently terminated other than for cause or they resign in connection with a material reduction in their salary or target bonus, a material reduction in their responsibilities or a material relocation of their principal place of employment, then that officer will be entitled to the continuation of his targeted annual compensation and benefits (either in effect at the time of termination or, if greater, immediately prior to the change in control) for 6 months, and he would receive the pro rata amount of that fiscal year’s incentive compensation calculated at 100% of the target incentive amount. Additionally, all of that officer’s outstanding options and restricted stock would immediately become fully vested upon a change of control of the Company during his employment, regardless of whether he is subsequently terminated or not, subject to certain restrictions relating to any excess “parachute payments” under Internal Revenue Code Section 280G.

The Compensation Committee of the Board of Directors has the authority as Plan Administrator of the Plan to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company’s other executive officers, whether granted under that plan or any predecessor plan, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following (i) an acquisition of the Company by merger or asset sale, (ii) a change in ownership of more than 50% of the outstanding Common Stock or (iii) a change in the majority of the Board as a result of one or more contested elections for Board membership. The Compensation Committee also has the authority under the Plan to accelerate the vesting of outstanding options immediately upon such acquisition or change in ownership or majority of the Board.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee administers the Company’s compensation policies and programs. The Compensation Committee has responsibility for executive compensation matters, including setting the base salaries of the Company’s executive officers, approving individual bonuses and bonus programs for executive officers, administering certain employee benefit programs, and granting options under the Plan to executive officers of the Company. The following is a summary of policies of the Compensation Committee that affect the compensation paid to the Company’s executive officers, as reflected in the tables and text set forth elsewhere in this proxy statement.

General Compensation Policy.    The overall policy of the Compensation Committee is to offer the Company’s executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. One of the primary objectives is to have a substantial portion of each executive officer’s compensation contingent upon the Company’s financial success as well as upon such executive officer’s own level of performance. Each executive officer’s compensation package is generally comprised of three elements: (i) base salary, which is determined on the basis of the individual’s position and responsibilities with the Company, the level of his or her performance and the financial performance of the Company, (ii) incentive performance awards payable in cash and tied to the achievement of specified performance goals and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company’s stockholders. Generally, as an executive officer’s level of responsibility increases, a greater portion of that individual’s total compensation will be dependent upon Company performance and stock price appreciation rather than base salary.

Factors.    The principal factors considered in establishing the components of each executive officer’s compensation package for the 2002 fiscal year are summarized below. The Compensation Committee may, in its discretion, apply entirely different factors, such as different measures of financial performance, for future fiscal years.

Base Salary.    In setting the base salary for each executive officer, the Compensation Committee considers executive compensation data compiled from surveys of comparable services companies. These surveys are performed and compiled by various independent consulting firms and are conducted on local as well as national bases. In selecting companies from the surveys for comparative compensation purposes, the Compensation Committee considers a number of factors, such as their size and organizational complexity, the nature of their businesses, the regions in which they operate, the structure of their compensation programs (including the extent to which they rely on bonuses and other contingent forms of compensation) and the availability of compensation information. Because of the nature of this selection process, there is no substantial correlation between the companies chosen for comparative compensation purposes and those companies included in the indices used to compare stockholder return in the Stock Performance chart that appears elsewhere in this proxy statement.

Using the survey data for the selected companies as a starting point, the Committee evaluates each executive’s level of performance as compared to the performance of other officers within the Company to determine the executive’s base salary. Adjustments to each officer’s base salary are considered annually and are determined based upon: (i) changes in the level of base salaries of comparable positions in the market, as determined on the basis of the survey data, (ii) personal performance in the past fiscal year and (iii) the overall performance of the Company.

Incentive Compensation.    The Company has a bonus program under which each executive officer can earn a bonus on the basis of the Company’s attainment of pre-established revenue, net operating profit targets, that person’s success in achieving the individual performance goals predetermined for him or her, and any applicable contractual obligations. Potential bonus amounts are based on each individual’s base salary and particular responsibilities, and the actual bonus paid varied with the degree to which the performance factors described above were attained. From time to time, on the recommendations of Ms. Fetter and the Committee, one-time bonuses based on performance are awarded to executives other than Chief Executive Officer.

Long-Term Stock-Based Incentive Compensation.    From time to time, the Committee approves stock option grants and restricted share rights for the Company’s executive officers under the Plan. The grants of such awards are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each option grant generally allows the officer to acquire shares of Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). The option generally becomes exercisable in a series of installments over the officer’s continued employment with the Company. Accordingly, the option provides a return to the executive officer only if the market price of the shares appreciates over the option term and the officer continues in the Company’s employ. The size of the option grant to each executive officer is designed to create a meaningful opportunity for stock ownership and is based upon the executive officer’s current position with the Company, internal comparability with option grants made to other Company executives, the executive officer’s current level of performance and the executive officer’s potential for future responsibility and promotion over the option term. The Committee also takes into account the number of vested and unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Committee does not adhere to any specific guidelines as to the relative option holdings of the Company’s executive officers. The restricted share rights generally allow the officer to acquire shares of Common Stock at a fixed point in time (generally, three years from the date of such award) contingent upon the officer’s continued service with the Company. Accordingly, the restricted share right provides a benefit to the officer based on the market price of the shares only if the officer remains with the Company.

Chief Executive Officer Compensation.    Elizabeth A. Fetter has served as the Company’s President and Chief Executive Officer since October 2001. Under her current employment agreement with the Company, Ms. Fetter is to be paid an annualized salary of $450,000. Ms. Fetter may also be entitled to additional incentive compensation of $337,500 at target, annually depending on the achievement of specified individual and Company performance targets. In addition, under her current employment agreement Ms. Fetter received a grant of 90,000 stock options, of which 60,000 options will vest over a four-year period and shall be subject to the performance vesting in accordance with the terms approved by the Compensation Committee, and 30,000 options will become fully vested upon the earlier of: (i) when the Company establishes and maintains a stock price of more than $12 for 15 consecutive trading days or (ii) the sixth anniversary of the grant date of the options. Ms. Fetter also received a grant of 25,000 restricted share rights for the Company’s common stock under the Stock Issuance Program of the Plan. All of the 25,000 restricted shares will vest and become issuable on January 1, 2006 so long as Ms. Fetter remains employed by the Company through January 1, 2006.

In establishing this compensation for Ms. Fetter, the Compensation Committee considered qualitative factors such as Ms. Fetter’s strong leadership role in coordinating the Company’s activities reducing the Company’s operating costs, her achievement of Company profitability in the third and fourth quarters of 2002, her success in recruiting other senior executives to the Company, and the development of other new strategic initiatives.

Policy Regarding Section 162(m).    Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to executive officers named in the proxy statement to $1 million, unless certain requirements are met. The Compensation Committee has considered the impact of this tax code provision. The Company attempts, to the extent practical, to implement compensation policies and practices that maximize the benefit of tax laws for the Company’s stockholders by seeking performance-based exemptions under the tax laws. For instance, stock options and certain performance-based awards granted under the Plan qualify for the performance-based compensation exemption from the deduction limit of Section 162(m). However, the shares that will be issued pursuant to the restricted share award program implemented under the Plan in cancellation of outstanding out-of-the-money options will not qualify as performance-based compensation, and the deductibility of the compensation that will be deemed paid by the Company as the shares subject to the restricted share awards are issued in semi-annual increments will be subject to the $1 million limitation. For purposes of that limitation, the compensation deemed paid by the Company on each such semi-annual issue date will be equal to the market price of the shares on that date. However, because the Compensation Committee has deemed it desirable (i) to retain the flexibility to condition bonus and equity compensation on performance criteria that may not satisfy all of the requirements for such 162(m) exemption and (ii) to provide officers with some flexibility regarding the timing of receipt of compensation through deferral programs, some compensation may exceed the deduction limit of Section 162(m).

Submitted by the Compensation Committee of the Board of Directors:

Philip Schlein, Chairman Garth Saloner, Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee was at any time during the 2002 fiscal year, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Board of Directors or Compensation Committee of the Company.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2002 included in the Company’s Annual Report on Form 10-K for that year.

The Audit Committee has reviewed and discussed these audited financial statements with management.

The Audit Committee has discussed with the Company’s independent auditors, PricewaterhouseCoopers LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP from the Company.

Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Patrick S. Jones, Chairman John P. Dougall, Member Jeremiah J. Sullivan, Member

PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Common Stock with that of the Nasdaq Stock Market (U.S.) Index, a new peer group of selected computer services companies compiled by Research Data Group, Inc. and a peer group used in the proxy statement for the 2002 annual meeting of shareholders (less Peregrine Systems, Inc.). The comparison for each of the periods assumes that $100 was invested on December 31, 1997 in the Common Stock, the stocks included in the Nasdaq Stock Market (U.S. Index), the stocks included in the new peer group and the stocks included in the old peer group. These indices, which reflect formulas for dividend reinvestment and weighing of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

COMPARISON OF YEARLY CUMULATIVE TOTAL RETURN

AMONG QRS CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX,

A NEW PEER GROUP AND AN OLD PEER GROUP

* $100 invested on 12/31/97 in stock or index- including reinvestment of dividends.

Fiscal year ending December 31.

The new peer group consists of five companies that the Company considers relevant to its business and industry. The new peer group companies are Ariba Inc. (Nasdaq: ARBA), Agile Software Corporation (Nasdaq: AGIL), MRO Software Inc. (Nasdaq: MROI), JDA Software Inc. (Nasdaq: JDAS), and Retek Inc. (Nasdaq: RETK). In the proxy statement for the 2002 annual meeting of stockholders, the peer group in the Performance Graph consisted of Ariba Inc., Agile Software Corporation, MRO Software Inc., Retek Inc. and Peregrine Systems, Inc. In September 2002, Peregrine Systems, Inc. voluntarily filed for bankruptcy and as a result the Company substituted JDA Software for Peregrine Systems in its peer group.

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY’S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE PRECEDING COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION, AUDIT COMMITTEE REPORT AND PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS, NOR SHALL SUCH REPORTS OR GRAPH BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILINGS.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 22, 2002, the Company loaned $125,000 to John C. Parsons, Jr., the Chief Financial Officer of the Company, for the limited purpose of purchasing a principal residence in the San Francisco Bay Area. Interest on the outstanding balance of the loan accrues at 6.125%, compounded semiannually and principal and interest on the loan is due on May 22, 2003. On May 31, 2002, Mr. Parsons owed the Company $125,148.87 in connection with the loan, which represented the largest aggregate amount of indebtedness of Mr. Parsons to the Company. As of March 12, 2003, Mr. Parsons owed the Company $77,893.78.

In January 2003, in connection with the resignation of Peter Johnson as a director of the Company, the Company accelerated the vesting of an aggregate of 14,583 option shares covered by options issued to Mr. Johnson on January 2, 2001, July 26, 2001 and January 2, 2002 and extended his right to exercise the vested portions of these options until June 30, 2004. The accelerated vesting provides Mr. Johnson with vested option shares as if he had continued to serve on the Board until March 31, 2004.

The Company maintains directors’ and officers’ liability insurance. In addition, the Company has entered into an indemnification agreement with each of its directors and executive officers under which the Company has indemnified each of them against expenses and losses incurred for claims brought against them by reason of being a director or executive officer of the Company.

OTHER BUSINESS

The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

STOCKHOLDER PROPOSALS

Proposals of stockholders that are intended to be presented at the annual meeting of stockholders to be held in calendar year 2004 must be received at the Company’s headquarters by December 12, 2003 in order to be included in the proxy statement and proxy relating to that meeting. Proposals should be sent to QRS Corporation, 1400 Marina Way South, Richmond, California 94804, attention: Corporate Secretary.

In addition, the proxy solicited by the Board of Directors for the 2004 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company is provided with notice of such proposal no later than February 25, 2004.

By Order Of The Board Of Directors

Richmond, California April 11, 2003	Stacey A. Giamalis Vice President, General Counsel and Corporate Secretary

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF

QRS CORPORATION

Purpose.

The purpose of the Audit Committee is to oversee on behalf of the Company’s board of directors: (1) the quality and integrity of the Company’s financial statements; (2) the appointment, compensation, qualifications, independence and work of the Company’s independent auditors; (3) the Company’s compliance with legal and regulatory requirements; (4) the performance of the Company’s internal controls function; and (5) the control and management of financial risks.

The Committee’s function is one of oversight only and shall not relieve the responsibilities of the Company’s management for preparing financial statements that accurately and fairly present the Company’s financial results and condition, or the responsibilities of the independent auditors relating to the audit or review of financial statements.

Composition of the Committee.

At Least Three Qualified Members.    There shall be at least three members serving on the Committee, all of whom shall be members of the Company’s board of directors and shall be independent as defined in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (“1934 Act”), and applicable rules of the SEC. Each member of the Committee shall meet the additional independence, financial literacy and related Audit Committee membership requirements set forth in the Nasdaq National Market listing standards in effect from time to time (the “listing standards”).

Limitation on Relationships.    No member of the Audit Committee shall be an affiliated person of the Company or any subsidiary as defined pursuant to Section 10A(m)(3) of the 1934 Act and applicable SEC rules. As more fully set forth in the listing standards, independent directors must not have any current or past relationships with the Company that would interfere with their exercise of independent judgment or otherwise fail to meet the independence standard set forth in the listing standards.

Compensation.    In compliance with Section 10A(m)(3) of the 1934 Act and except as may otherwise be permitted by applicable SEC rules, no member of the Audit Committee shall, other than in his or her capacity as a member of the Audit Committee, the board of directors or other board committee, accept any consulting, advisory or other compensatory fee from the Company.

Financial Literacy.    Each member of the Audit Committee shall be financially literate upon appointment to the Committee, as such qualification is interpreted by the Company’s board of directors in its business judgment pursuant to the listing standards. At least one member of the Committee shall be a “financial expert” as defined in applicable SEC rules.

Appointment and Replacement of Audit Committee Members.    Subject to the other requirements of this charter, the board may appoint and remove committee members and the chair of the Committee in accordance with the Company’s bylaws. Upon expiration of any term or to fill any vacancy on the Committee, the board shall appoint members of the Committee and shall consider the recommendation of the Nominations and Governance Committee.

Selection and Review of Independent Auditors and Their Services.

Overall Authority of Audit Committee to Select and Oversee Auditors.    Pursuant to Section 10A(m)(2) of the 1934 Act, applicable SEC rules and the listing standards, the Audit Committee in its capacity as a committee of the board of directors of the Company, shall be directly responsible for the appointment, replacement, compensation, evaluation and oversight of the work of the independent auditors engaged by the Company for purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditors shall report directly to the Audit Committee. The Audit Committee’s authority includes, without limitation, resolution of disagreements between management and the auditors regarding financial reporting.

Terms of Audit and Non-Audit Engagements.    The Committee shall have sole authority to, and must, preapprove all audit services (which may entail providing comfort letters in connection with securities underwritings) and permitted non-audit services from the independent auditors. The Committee shall have sole authority to preapprove all audit fees and other terms of engagement of the independent auditors. The Committee may confer with company management on these matters but may not delegate this responsibility to management. Inasmuch as the approval of non-audit services must be timely disclosed in the periodic reports of the Company filed with the SEC, all approvals of non-audit services on behalf of the Audit Committee shall be promptly reported to the officer of the Company having primary responsibility for the SEC reports filed by the Company.

Delegated Preapproval Authority.    The Committee is authorized from time to time to delegate to one of its members the authority to grant preapproval of audit and permitted non-audit services, provided that all decisions by that member to preapprove any service shall be reported to the full Audit Committee at its next scheduled meeting.

Permitted Non-Audit Services.    Notwithstanding the foregoing, preapproval is not necessary for minor audit services if: (1) the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its auditors during the fiscal year in which the non-audit services are provided; (2) such services were not recognized by the Company at the time of the engagement to be non-audit services; and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the board of directors to whom authority to grant such approvals has been delegated by the Committee.

Prohibited Non-Audit Services.    The Committee and the Company shall not engage the independent auditors for the following services, except as may be exempted pursuant to federal law: bookkeeping or other services related to the accounting records or financial statements of the audit client; financial information systems design and implementation; appraisal or valuation services, fairness opinions, or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions or human resources; broker or dealer, investment adviser or investment banking services; legal services and expert services unrelated to the audit; and any other service that the Public Company Accounting Oversight Board determines (by issuing regulations) is impermissible.

Independent Auditors’ Partner Rotation and Conflicts.    As required by Sections 10A(j) and (l) of the 1934 Act and applicable SEC rules: (1) the audit partner and review partner of the independent auditors must be rotated by the independent auditors at least every 5 years, and the Committee shall confirm with any independent auditor retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for the Company in each of the 5 previous fiscal years; and (2) an accounting firm shall not be engaged to audit the Company’s financial statements if a chief executive officer, controller, chief financial officer, chief accounting officer, or any person serving in an equivalent position for the Company was employed by that accounting firm and participated in any capacity in the audit of the Company during the 1-year period preceding the date of the initiation of the audit.

Policy on Hiring Employees of the Auditor.    Subject to the requirements set forth in the immediately preceding paragraph, the Committee shall from time to time establish hiring policies that will govern the Company’s hiring of employees or former employees of the independent auditors, and report these policies to the board.

Annual Financial Reporting.

In connection with the audit of each fiscal year’s financial statements, the Committee will:

•	Discuss Financial Statements with Management: review and discuss the audited financial statements, related accounting and auditing principles and practices, and internal controls assessment with appropriate members of the Company’s management.

•	Section 10A Report: timely request and receive from the independent auditors the report required in connection with the annual audit pursuant to Section 10A(k) of the 1934 Act and related SEC rules concerning: (1) all critical accounting policies and practices used; (2) all alternative treatments of financial information discussed with company management, ramifications of the use of alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (3) other material written communications between the independent auditors and company management, such as any management letter or schedule of unadjusted differences.

•	SAS 61 Review: discuss with the independent auditors the audited financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, including such matters as: (1) the quality as well as acceptability of the accounting principles applied in the financial statements; (2) new or changed accounting policies, and significant estimates, judgments, uncertainties or unusual transactions; (3) the selection, application and effects of critical accounting policies and estimates applied by the Company; (4) issues raised by any “management” or “internal control” letter from the auditors, difficulties encountered in the audit, disagreements with management, or other significant aspects of the audit; and (5) all material arrangements, contingent and other obligations, off-balance sheet transactions, and relationships with any unconsolidated entities or any other persons who may have a material current or future effect on the financial condition or results of the Company and are required to be reported under SEC rules.

•	Review of MD&A: review with appropriate management and auditor representatives the Company’s intended disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section to be included in the Company’s annual report on Form 10-K.

•	Obtain ISB No. 1 Disclosure: receive from the independent auditors a written disclosure and statement of all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1.

•	Dialogue with Auditors on Independence: actively discuss with the auditors any disclosed relationships or services that may impact the objectivity or independence of the auditors.

•	Review of Audit and Non-Audit Fees: obtain from the independent auditors a statement of the audit fees and other categories of fees billed for the last fiscal year that are required to be disclosed in the Company’s annual report on Form 10-K or its proxy statement for its annual meeting under the applicable SEC rules, and consider whether the provision of any non-audit services is compatible with maintaining the auditors’ independence.

•	Recommend Filing of Audited Financial Statements: recommend whether or not the audited financial statements should be included in the Company’s annual report on Form 10-K for filing with the SEC.

Quarterly Financial Reporting.

In addition to a review of the quarterly financial statements, the Committee’s quarterly review will normally include:

•	Auditors’ Review: the results of the independent auditors’ review of the quarterly financial statements.

•

Discussion of Significant Matters with Management:    management’s analysis of significant matters that relate to: (1) the selection, application and effects of critical accounting policies and estimates applied by the Company; (2) accounting changes, judgments or extraordinary items relating to the financial statements; (3) the status of any new, proposed or alternative accounting or financial reporting requirements or methods; and (4) all material arrangements, contingent and other obligations, off-balance sheet transactions, and relationships with any unconsolidated entities or any other persons who may have a material current or future effect on the financial condition or results of the Company and are required to be reported under SEC rules.

•	MD&A: the Company’s disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section to be included in the Company’s quarterly report on Form 10-Q.

Other Committee Review Functions.

Annual Review of this Charter.    The Committee will review and reassess the adequacy of this charter annually, and recommend any proposed changes to the board.

Annual Review of Performance.    The Committee will evaluate its performance as the Audit Committee on an annual basis.

Disclosure Controls and Procedures and Internal Controls.    The Committee will periodically evaluate the Company’s disclosure controls and procedures as defined in applicable SEC rules. The Committee will periodically review with management and the independent auditors the quality and adequacy of the Company’s internal controls.

Earnings Press Releases.    The Committee will review with management all press releases announcing earnings or new financial guidance in advance of public dissemination. The chairman of the Committee may represent the entire Committee for purpose of this review.

Risk Assessment.    The Committee will periodically review management’s assessment of the Company’s exposure to financial risk and steps management has taken to monitor and control this exposure.

Cash Management.    The Committee will review and approve the Company’s cash management policy.

Other Reviews.    The Committee, as the Committee may consider appropriate, may discuss and review with the full board of directors, company management, internal or outside legal counsel, or the independent auditors any other topics relating to the purpose of the Committee that may come to the Committee’s attention, including:

•	Officer Certification: certifications from the Company’s chief executive officer and chief financial officer that must accompany or be filed with the Company’s periodic reports, including any report concerning internal controls required to be made by the signing officers and any significant internal control deficiencies or other matters that are required to be reported to the Committee in connection with the certifications.

•	Reports of Financial Issues: published reports, regulatory or accounting initiatives, or communications from employees, government agencies or others, which raise significant issues concerning company financial statements or accounting policies.

•	National Office Issues: any issues concerning the Company that the independent auditors have discussed with their national or supervisory office, or accounting adjustments noted or proposed by the auditors but not implemented.

•	Other Financial Guidance: financial information and earnings guidance provided to the analysts and the public and to rating agencies.

•

Compliance Issues:    pending or threatened litigation that has the potential to have a material adverse effect on the Company; reports concerning significant subsidiary or foreign operations; or alleged violations of law or corporate conduct codes, including without limitation any reports to the Committee from legal counsel engaged by the Company concerning any material violation of securities law or breach of fiduciary duty or similar violation by the Company or its agents.

Complaints and Anonymous Submissions.    The Committee shall establish and maintain procedures for (A) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, and auditing matters, and (B) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Compliance Generally.    The Committee will oversee the development, implementation, maintenance and enforcement of a code of ethics as defined in applicable SEC rules for the Company’s senior financial officers and a business conduct and ethics code applicable to all company employees concerning related party transactions, conflicts of interest, ethical conduct, legal and regulatory compliance and other matters appropriate for the code.

Related Party Approvals.    As required by the listing standards, the Audit Committee shall establish and communicate to the board of directors and the Company’s management policies to the effect that the Company shall not enter into related party transactions unless the transactions are first reviewed and approved by the Audit Committee.

Meetings, Reports and Resources of the Committee.

Quarterly and Other Meetings.    The Committee will meet at least quarterly. The Committee may also hold special meetings or act by unanimous written consent as the Committee may decide. Committee meetings will be governed by the quorum and other procedures generally applicable to meetings of the board of directors under the Company’s bylaws, unless otherwise stated in the bylaws or by resolution of the board or the Committee. Minutes shall be kept of each meeting.

The Committee, to the extent required by the listing standards and as it may otherwise determine to be appropriate, will meet in separate executive sessions with the chief financial officer, controller or principal accounting officer, internal controls personnel, and representatives of the independent auditors, and may meet with other company employees, agents or representatives invited by the Committee.

Reports.    The Committee will prepare the Audit Committee report required to be included in the Company’s annual meeting proxy statement, and report to the board on the other matters relating to the Committee or its purposes, as required by the listing standards, applicable federal law or SEC rules.

The Committee will also annually report to the board the overall results of the annual review of the independent auditors and their independence; and the annual review by the Committee of its own performance.

Committee Access and Resources.    The Committee is at all times authorized to have direct, independent access to the independent auditors and to the Company’s management and internal audit and finance personnel. The Committee is authorized to communicate in confidence with any of these individuals.

The Committee is authorized to conduct investigations and to retain, at the expense of the Company, independent legal, accounting or other professional consultants selected by the Committee, for any matters relating to the purpose of the Committee, without a requirement to seek prior board approval. The Company shall provide for adequate funding, as determined by the Audit Committee, for payment of compensation to: (1) any independent auditors engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company; and (2) advisers engaged by the Audit Committee.

Nothing in this charter is intended to preclude or impair the protection provided in Section 141(e) of the Delaware General Corporation Law for good faith reliance by members of the Committee on reports or other information provided by others.

Adopted by the Board of Directors February 12, 2003

APPENDIX B

QRS CORPORATION

1993 STOCK OPTION/STOCK ISSUANCE PLAN

(As Amended and Restated Through March 18, 2003)

ARTICLE ONE

GENERAL

I. PURPOSE OF THE PLAN

A. This 1993 Stock Option/Stock Issuance Plan (“Plan”) is intended to promote the interests of QRS Corporation, a Delaware corporation (the “Corporation”), by providing (i) key employees (including officers) of the Corporation (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Corporation (or its parent or subsidiary corporations), (ii) the non-employee members of the Corporation’s Board of Directors and (iii) consultants and other independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

B. The Discretionary Option Grant and Stock Issuance Programs under this Plan became effective on the date on which the shares of the Corporation’s Common Stock were first registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Such date is hereby designated as the Effective Date for those two programs. The Automatic Option Grant Program under this Plan became effective immediately on the execution and final pricing of the Underwriting Agreement for the initial public offering of the Corporation’s Common Stock. The execution date of such Underwriting Agreement is hereby designated as the Effective Date of the Automatic Option Grant Program.

C. This Plan shall serve as the successor to the Corporation’s amended and restated 1990 Stock Option Plan (the “1990 Plan”), and no further option grants or stock issuances shall be made under the 1990 Plan from and after the Effective Date of this Plan. All options outstanding under the 1990 Plan on the Effective Date of the Discretionary Option Grant Program are hereby incorporated into this Plan and shall accordingly be treated as outstanding options under this Plan. However, each outstanding option so incorporated shall continue to be governed solely by the express terms and conditions of the instrument evidencing such grant, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of the Corporation’s Common Stock thereunder.

D. All share numbers in this March 2003 Restatement reflect the 3-for-2 split of the Common Stock which was effected on July 21, 1999.

II. DEFINITIONS

A. For purposes of the Plan, the following definitions shall be in effect:

1. Board: the Corporation’s Board of Directors.

2. Change in Control: a change in ownership or control of the Corporation effected through either of the following transactions:

a. any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders; or

b. there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

3. Code: the Internal Revenue Code of 1986, as amended.

4. Common Stock: Common Stock, $0.001 par value, of the Corporation.

5. Corporate Transaction: any of the following stockholder-approved transactions to which the Corporation is a party:

a. a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

b. the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

c. any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

6. Employee: an individual who performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

7. Fair Market Value: the fair market value per share of Common Stock determined in accordance with the following provisions:

a. If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

b. If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

8. Hostile Take-Over: a change in ownership of the Corporation effected through the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

9. Incentive Option: an option which satisfies the requirements of Code Section 422.

10. Non-statutory Option: an option not intended to satisfy the requirements of Code Section 422.

11. Optionee: any person to whom an option is granted under either the Discretionary Option Grant or Automatic Option Grant Program in effect under the Plan.

12. Participant: any person who receives a direct issuance of Common Stock under the Stock Issuance Program in effect under the Plan.

13. Plan Administrator: the particular entity, whether the Board, the Primary Committee, the Secondary Committee or a delegate, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

14. Permanent Disability or Permanently Disabled: the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

15. Primary Committee: the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

16. Secondary Committee: a committee of one or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

17. Section 16 Insider: an officer or director of the Corporation subject to the short-swing profit liabilities rule of Section 16 of the 1934 Act.

18. Service: the performance of services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option or stock issuance agreement.

19. Take-Over Price: the greater of (a) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (b) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

20. Withholding Taxes: the Federal, state and local income and employment withholding taxes to which the holder of Non-statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.

B. The following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

1. Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2. Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

III. STRUCTURE OF THE PLAN

A. Stock Programs. The Plan shall be divided into three separate components: the Discretionary Option Grant Program specified in Article Two, the Automatic Option Grant Program specified in Article Three and the Stock Issuance Program specified in Article Four. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two. Under the Automatic Option Grant Program, non-employee members of the Board will receive at periodic intervals special option grants to purchase shares of Common Stock in accordance with the provisions of Article Three. Under the Stock Issuance Program, eligible individuals may be issued shares of Common Stock directly, either through the immediate purchase of such shares at a price not less than the Fair Market Value of the shares at the time of issuance or as a bonus tied to the performance of services or the Corporation’s attainment of financial objectives, without any cash payment required of the recipient.

B. General Provisions. Unless the context clearly indicates otherwise, the provisions of Articles One and Five shall apply to the Discretionary Option Grant Program, the Automatic Option Grant Program and the Stock Issuance Program and shall accordingly govern the interests of all individuals under the Plan.

IV. ADMINISTRATION OF THE PLAN

A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary option grants or stock issuances for members of the Primary Committee must be authorized by a disinterested majority of the Board. Members of the Primary and Secondary Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the

Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee. Additionally, the Board, or the Primary or Secondary Committee, may at any time delegate to an officer of the Corporation the authority, subject to such limitations as it may impose, to administer the Discretionary Option Grant and Stock Issuance Programs to the limited extent allowed under Delaware law.

B. Each Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish rules and regulations for the proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding option grants or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Discretionary Option Grant or Stock Issuance Program or any outstanding option or share issuance thereunder.

C. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

V. OPTION GRANTS AND STOCK ISSUANCES

A. The persons eligible to participate in the Discretionary Option Grant Program under Article Two or the Stock Issuance Program under Article Four are as follows:

1. officers and other key employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

2. non-employee Board members; and

3. those consultants or other independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

B. Non-employee Board members shall also be eligible to receive automatic option grants pursuant to the provisions of Article Three.

C. The Plan Administrator shall have full authority to determine, (i) with respect to the option grants made under the Plan, which eligible individuals are to receive option grants, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-statutory Option, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding and (ii), with respect to stock issuances under the Stock Issuance Program, the number of shares to be issued to each Participant, the vesting schedule (if any) to be applicable to the issued shares, and the consideration to be paid by the individual for such shares.

VI. STOCK SUBJECT TO THE PLAN

A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation’s authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 6,200,000 shares. Such authorized share reserve is comprised of (i) the number of shares which remained available for issuance, as of the Effective Date, under the 1990 Plan as last approved by the Corporation’s stockholders prior to such Effective Date, including the shares subject to the outstanding options incorporated into this Plan and any other shares which would have been available for future option grant under the 1990 Plan as last approved by the stockholders (estimated to be 1,083,000 shares in the aggregate), (ii) an increase of 192,000 shares authorized by the Board under this Plan as of the Effective Date, (iii) an additional increase of 750,000 shares authorized by the Board on February 27, 1995 and approved by the stockholders at the 1995 Annual Meeting, (iv) a further increase of an additional 750,000 shares authorized by the Board on February 16, 1996 and approved by the stockholders at the 1996 Annual Meeting, (v) an additional increase of another 525,000 shares authorized by the Board on February 16, 1998 and approved by the stockholders at the 1998 Annual Meeting, (vi) an additional increase of 600,000 shares authorized by the Board on February 15, 1999 and approved by the stockholders at the 1999 Annual Meeting, (vii) an additional increase of 800,000 shares authorized by the Board on February 22, 2000 and approved by the stockholders at the 2000 Annual Meeting, (viii) an additional increase of 750,000 shares approved by the Board on March 1, 2001 and approved by the stockholders at the 2001 Annual Meeting, and (ix) an additional increase of 750,000 shares approved by the Board on March 20, 2002 and approved by the stockholders at the 2002 Annual Meeting.

B. To the extent one or more outstanding options under the 1990 Plan which have been incorporated into this Plan are subsequently exercised, the number of shares issued with respect to each such option shall reduce, on a share-for-share basis, the number of shares available for issuance under this Plan.

C. Should one or more outstanding options under this Plan (including outstanding options under the 1990 Plan incorporated into this Plan) expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each option not so exercised shall be available for subsequent option grants under the Plan. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original option exercise or direct issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, the shares subject to any option or portion thereof surrendered in accordance with Section IV of Article Two or Section III.B. of Article Three shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grants under the Plan. In addition, should the exercise price of an option under the Plan (including any option incorporated from the Predecessor Plan) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the Withholding Taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

D. In no event may any one individual participating in the Plan be granted stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 750,000 shares in the aggregate over the term of the Plan. However, any stock options, stock appreciation rights or direct stock issuances granted prior to January 1, 1994 shall not be taken into account for purposes of such limitation.

E. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan after December 31, 1993, (iii) the number and/or class of securities for which automatic option grants are to be subsequently made to each new or continuing non-employee Board member under the Automatic Option Grant Program, (iv) the number and/or class of securities and price per share in effect under each option outstanding under either the Discretionary Option Grant or Automatic Option Grant Program and (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the 1990 Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I. TERMS AND CONDITIONS OF OPTIONS

Options granted pursuant to the Discretionary Option Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator’s discretion, be either Incentive Options or Non-statutory Options. Individuals who are not Employees of the Corporation or its parent or subsidiary corporations may only be granted Non-statutory Options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

A. Option Price.

1. The option price per share shall be fixed by the Plan Administrator but in no event shall be less than one hundred percent (100%) of the Fair Market Value per share of such Common Stock on the grant date.

2. The option price shall become immediately due on exercise of the option and, subject to the provisions of Section I of Article Five and the instrument evidencing the grant, shall be payable in one of the following alternative forms specified below:

—  full payment in cash or check drawn to the Corporation’s order;

—  full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below);

—  full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check drawn to the Corporation’s order; or

—  if and to the extent authorized by the Plan Administrator, full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable instructions to a brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Withholding Taxes required to be withheld by the Corporation in connection with such purchase and (II) shall provide directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

For purposes of this subparagraph (2), the Exercise Date shall be the date which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

B. Term and Exercise of Options. Each option granted under Discretionary Option Grant Program shall be exercisable at such time or times and during period as is determined by the Plan Administrator and set forth in the instrument evidencing grant. No such option, however, shall have a maximum term in excess of ten (10) years from grant date.

C. Termination of Service.

1. The following provisions shall govern the exercise period applicable to any outstanding options held by the Optionee at the time of cessation of Service or death.

—  Should an Optionee cease Service for any reason (including death or Permanent Disability) while holding one or more outstanding options under this Article Two, then none of those options shall (except to the extent otherwise provided pursuant to subparagraph C.3 below) remain exercisable for more than a thirty-six (36)-month period (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) measured from the date of such cessation of Service.

—  Any option held by the Optionee at the time of his or her death and which is exercisable in whole or in part on the date of his or her death may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution or by the designated beneficiary or beneficiaries of the option. Such exercise, however, must occur prior to the earlier of (i) the third anniversary of the date of the Optionee’s death (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) or (ii) the specified expiration date of the option term. On the occurrence of the earlier event, the option shall terminate and cease to be outstanding.

—  During the applicable post-Service period, the option may not be exercised in the aggregate for more than the number of shares (if any) in which the Optionee is vested at the time of cessation of Service. On the expiration of the limited post-Service exercise period or (if earlier) on the specified expiration date of the option term, each such option shall terminate and cease to be outstanding with respect to any vested shares for which it has not otherwise been exercised. However, each outstanding option shall immediately terminate and cease to be outstanding, at the time of the Optionee’s cessation of Service, with respect to any shares for which it is not otherwise at that time exercisable or in which Optionee is not otherwise vested.

—  Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.

—  Should (i) the Optionee’s Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations, then in any such event all outstanding options held by the Optionee under this Article Two shall terminate immediately and cease to be outstanding.

2. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited post-Service exercise period applicable under subparagraph (1) above, not only with respect to the number of vested shares of Common Stock for which each such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more subsequent installments of vested shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

3. The Plan Administrator shall also have full power and authority to extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service or death from the limited period in effect under subparagraph 1 above to such greater period of time as the Plan Administrator shall deem appropriate. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

D. Stockholder Rights. An Optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price for the purchased shares.

E. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee’s death. However, a Non-statutory Option may, in connection with the Optionee’s estate plan, be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries on the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

F. Repurchase Rights. The shares of Common Stock acquired on the exercise of any Article Two option grant may be subject to repurchase by the Corporation in accordance with the following provisions:

1. The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Article Two. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions on which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

2. All of the Corporation’s outstanding repurchase rights under this Article Two shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, on the occurrence of a Corporate Transaction, except to the extent: (a) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (b) such termination is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

3. The Plan Administrator shall have the discretionary authority, exercisable either before or after the Optionee’s cessation of Service, to cancel the Corporation’s outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under this Discretionary Option Grant Program and thereby accelerate the vesting of such shares in whole or in part at any time.

II. INCENTIVE OPTIONS

The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees of the Corporation. Options which are specifically designated as “non-statutory” options when issued under the Plan shall not be subject to such terms and conditions.

A. Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a Non-statutory Option.

B. 10% Stockholder. If any Employee to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.

Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Five of the Plan shall apply to all Incentive Options granted hereunder.

III. CORPORATE TRANSACTIONS/CHANGES IN CONTROL

A. In the event of any Corporate Transaction, each option which is at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option, or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

B. On the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

D. The Plan Administrator shall have the discretion, exercisable either in advance of any actually-anticipated Corporate Transaction or at the time of an actual Corporate Transaction, to provide (On such terms as it may deem appropriate) for the automatic acceleration of one or more outstanding options under this Article Two which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time, in the event the Optionee’s Service should subsequently terminate within a designated period following the effective date of such Corporate Transaction. The Plan Administrator may also structure one or more option grants under this Article Two so that those options will automatically accelerate at the time of a Corporate Transaction, whether or not those options are to be assumed or replaced by successor corporation.

E. The grant of options under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

F. The Plan Administrator shall have the discretionary authority, exercisable either in advance of any actually-anticipated Change in Control or at the time of an actual Change in Control, to provide for the automatic acceleration of one or more outstanding options under this Article Two (and the termination of one or more of the Corporation’s outstanding repurchase rights under this Article Two) on the occurrence of the Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) on the subsequent termination of the Optionee’s Service within a specified period following the Change in Control.

G. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

H. Any Incentive Option accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the dollar limitation of Section II of this Article Two is not exceeded. To the extent such limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-statutory Option.

IV. STOCK APPRECIATION RIGHTS

A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section IV, one or more Optionees may be granted the right, exercisable on such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares at the time subject to the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such shares. The distribution may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as determined by the Plan Administrator.

B. If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten years after the date of the option grant.

C. One or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator’s sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under the Plan. On the occurrence of a Hostile Take-Over, the officer will have a thirty (30)-day period in which he or she may surrender any outstanding options with such a limited stock appreciation right to the Corporation. The officer shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option over (ii) the aggregate exercise price payable for such shares. The cash distribution payable on such option surrender shall be made within five (5) days following the consummation of the Hostile Take-Over. At the time such limited stock appreciation right is granted, the Plan Administrator shall pre-approve the subsequent exercise of that right in accordance with the terms of this Paragraph D. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

D. The shares of Common Stock subject to any option surrendered for an appreciation distribution pursuant to this Section IV shall not be available for subsequent option grant under the Plan.

ARTICLE THREE

AUTOMATIC OPTION GRANT PROGRAM

The following provisions set forth the terms and conditions of the Automatic Option Grant Program as amended and restated by the Board on March 18, 2003 and submitted for stockholder approval at the 2003 Annual Meeting. Stockholder approval of the March 2003 Restatement shall also constitute pre-approval of each option grant made under this amended Automatic Option Grant Program on or after the date of the 2003 Annual Meeting and the subsequent exercise of that option in accordance with the terms of such program as set forth below.

I. ELIGIBILITY

The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Three program as amended February 22, 2000, March 22, 2000, March 20, 2002, January 1, 2003 and March 18, 2003 shall be limited to (i) those individuals who are first elected or appointed as non-employee Board members on or after the date of the 2000 Annual Stockholders Meeting, whether through appointment by the Board or election by the Corporation’s stockholders, and (ii) those individuals who continue to serve as non-employee Board members after the date of the 2000 Annual Stockholders Meeting.

II. TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

A. Grant Dates. Option grants shall be made under this amended and restated Article Three on the dates specified below:

(i) For each individual who first becomes a non-employee Board member on or after the date of the 2000 Annual Meeting, whether through election by the Corporation’s stockholders or appointment by the Board, shall automatically be granted on (or, with respect to individuals who first become non-employee Board members after March 18, 2003, on the first trading day following) the date of such initial election or appointment, a Non-statutory Option to purchase 15,000 shares of Common Stock on the terms and conditions of this Article Three, provided that such individual has not previously been in the employ of the Corporation or any parent or subsidiary.

(ii) On the first trading day in January of 2001 and 2002 and on the first trading day after each Annual Meeting that occurs during or after 2003, each individual who is to continue to serve as a non-employee Board member, whether or not that individual is standing for re-election to the Board at that particular Annual Meeting, shall automatically be granted a Non-statutory option to purchase 10,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 10,000-share option grants any one non-employee Board member may receive over his or her period of Board service.

Non-employee Board members who have previously been in the employ of the Corporation or who have otherwise received one or more stock option grants from the Corporation shall be eligible to receive one or more such annual option grants over their period of continued Board service.

The number of shares for which the automatic grants are to be made to each newly-elected or continuing non-employee director shall be subject to periodic adjustment pursuant to the applicable provisions of Section V.C. of Article One.

B. Exercise Price. The exercise price per share of Common Stock subject to each automatic option grant made under this Article Three shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

C. Payment. The exercise price shall be payable in one of the alternative forms specified below:

(i) full payment in cash or check made payable to the Corporation’s order; or

(ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s reported earnings and valued at Fair Market Value on the Exercise Date; or

(iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s reported earnings and valued at Fair Market Value on the Exercise Date and cash or check payable to the Corporation’s order; or

(iv) full payment through a sale and remittance procedure pursuant to which the non-employee Board member (a) shall provide irrevocable written instructions to a brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and shall (b) concurrently provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

The Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized for the exercise of the option, payment of the option price for the purchased shares must accompany the exercise notice.

D. Option Term. Each automatic grant under this Article Three shall have a maximum term of ten (10) years measured from the automatic grant date.

E. Exercisability. The shares subject to each initial 15,000-share option grant shall vest and become exercisable as follows: (i) the option shall become exercisable for fifty percent (50%) of the option shares on Optionee’s completion of one (1) year of Board service measured from the grant date, and (ii) the option shall become exercisable for the balance of the option shares on the Optionee’s completion of an additional one (1) year of Board service measured from the one-year anniversary of the grant date. The shares subject to each annual 10,000-share option grant shall vest and become exercisable for all of the 10,000 option shares on the Optionee’s completion of one (1) year of Board service measured from the grant date.1 For the initial 15,000-share and annual 10,000-share option grants, if a director terminates Board service at an Annual Meeting that occurs within one (1) month before the one (1) year anniversary of the grant date, the director shall be deemed to have completed one (1) year of Board service for vesting purposes. The exercisability of each automatic grant shall be subject to acceleration in accordance with the provisions of Section II.G. and Section III of this Article Three.

F. Limited-Transferability. During the lifetime of the Optionee, each automatic option grant, together with the limited stock appreciation right pertaining to such option, shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee other than (i) a transfer of the option effected by will or by the laws of descent and distribution following Optionee’s death or (ii) an assignment of the option in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established exclusively for one or more such family members, to the extent such assignment is effected for estate planning purposes. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Three, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries on the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

[1]	Prior to the February 2000 Restatement, each automatic option grant made under this Article Three was to become exercisable in a series of four (4) successive equal annual installments over the Optionee’s period of Service on the Board, with the first such installment to become exercisable six (6) months after the automatic grant date. Following the February 2000 Restatement and prior to the March 2003 Restatement, each automatic option grant made under this Article Three was to become exercisable in a series of installments over the Optionee’s period of Service on the Board, with the first such installment for twenty-five (25%) of the option shares to become exercisable six (6) months after the automatic grant date and the remainder of the option shares to become exercisable in thirty-six (36) successive equal monthly installments over the following thirty-six (36) months. The new vesting schedule for the automatic option grants has been submitted to the stockholders at the 2003 Annual Meeting and, on approval, will be in effect for all options outstanding under the Automatic Option Grant Program on the date of such stockholder approval and for all future option grants made under such program.

G. Termination of Board Service.

1. Should the Optionee cease service as a Board member cease for any reason (other than death or Permanent Disability) while holding one or more automatic option grants under this Article Three, then such individual shall have a six (6)-month period following the date of such cessation of Board service in which to exercise each such option for any or all of the shares of Common Stock for which the option is exercisable at the time of such cessation of Board service. However, each such option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to any shares for which the option is not otherwise at that time exercisable.

2. Should the Optionee die within six (6) months after cessation of Board service, then each outstanding automatic option grant held by the Optionee at the time of death may subsequently be exercised, for any or all of the shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Board service (less any option shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution or by the designated beneficiary or beneficiaries of the option. Any such exercise must occur within twelve (12) months after the date of the Optionee’s death.

3. Should the Optionee die or become Permanently Disabled while serving as a Board member, then each automatic option grant held by such Optionee under this Article Three shall accelerate in full, and the Optionee (or the representative of the Optionee’s estate or the person or persons to whom the option is transferred on the Optionee’s death) shall have a twelve (12)-month period following the date of the Optionee’s cessation of Board service in which to exercise each such option for any or all of the shares of Common Stock subject to that option at the time of such cessation of Board service.

4. In no event shall any automatic grant under this Article Three remain exercisable after the specified expiration date of the ten (10)-year option term. On the expiration of the applicable post-service exercise period under subparagraph 1, 2 or 3 above or (if earlier) on the expiration of the ten (10)-year option term, the automatic grant shall terminate and cease to be outstanding for any unexercised shares for which the option was otherwise exercisable at the time of the Optionee’s cessation of Board service.

H. Stockholder Rights. The holder of an automatic option grant under this Article Three shall have none of the rights of a stockholder with respect to any shares subject to such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

I. Remaining Terms. The remaining terms and conditions of each automatic option grant shall be as set forth in the prototype Non-statutory Stock Option Agreement as approved by the Board.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

A. In the event of any Corporate Transaction, each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares. On the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to be outstanding.

B. In the event of any Change in Control of the Corporation, each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Change in Control, become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares.

C. The Optionee shall have the right, exercisable at any time during the thirty (30)-day period immediately following a Hostile Take-Over, to surrender each option held by him or her under this Article Three to the Corporation. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the consummation of the Hostile Take-Over. Stockholder approval of the February 2000 Restatement at the 2000 Annual Meeting shall constitute pre-approval of each such option surrender right granted under this Automatic Option Grant Program on or after the date of such Annual Meeting and the subsequent exercise of each such right in accordance with the terms and provisions of this Section III.C. No additional approval or consent of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

D. On the consummation of the Corporate Transaction, all options granted under this Article Three shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in such Corporate Transaction.

E. Each outstanding option under this Automatic Option Grant Program which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Automatic Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

F. The shares of Common Stock subject to each option surrendered in connection with the Hostile Take-Over shall not be available for subsequent option grant under this Plan.

G. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE FOUR

STOCK ISSUANCE PROGRAM

I. TERMS AND CONDITIONS OF STOCK ISSUANCES

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate purchases without any intervening stock option grants. The issued shares shall be evidenced by a Stock Issuance Agreement (“Issuance Agreement”) that complies with the terms and conditions of this Article Four.

A. Consideration.

1. Shares of Common Stock drawn from the Corporation’s authorized but unissued shares of Common Stock (“Newly Issued Shares”) shall be issued under the Stock Issuance Program for one or more of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i) cash or check drawn to the Corporation’s order;

(ii) past services rendered to the Corporation or any parent or subsidiary corporation.

2. All Newly Issued Shares shall be issued for consideration with a value less not less than one hundred percent (100%) of the Fair Market Value of such shares at the time of issuance.

3. Shares of Common Stock reacquired by the Corporation and held as treasury shares (“Treasury Shares”) may be issued under the Stock Issuance Program for such consideration (including one or more of the items of consideration specified in subparagraph 1. above) as the Plan Administrator may deem appropriate, provided such consideration is in an amount not less than the Fair Market Value of the Treasury Shares at the time of issuance. Treasury Shares may, in lieu of any cash consideration, be issued subject to such vesting requirements tied to the Participant’s period of future Service or the Corporation’s attainment of specified performance objectives as the Plan Administrator may establish at the time of issuance. The Treasury Share provisions shall be in effect only for such period or periods (if any) during which the Corporation is incorporated under the laws of the State of Delaware.

B. Vesting Provisions.

1. Shares of Common Stock issued under the Stock Issuance Program may, in the absolute discretion of the Plan Administrator, be fully and immediately vested on issuance or may vest in one or more installments over the Participant’s period of Service. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

(i) the Service period to be completed by the Participant or the performance objectives to be achieved by the Corporation,

(ii) the number of installments in which the shares are to vest,

(iii) the interval or intervals (if any) which are to lapse between installments, and

(iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have on the vesting schedule, shall be determined by the Plan Administrator and incorporated into the Issuance Agreement executed by the Corporation and the Participant at the time such unvested shares are issued.

2. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to him or her under the Plan, whether or not his or her interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration or by reason of any Corporate Transaction shall be issued, subject to (i) the same vesting requirements applicable to his or her unvested shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock under the Stock Issuance Program, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares. The surrendered shares may, at the Plan Administrator’s discretion, be retained by the Corporation as Treasury Shares or may be retired to authorized but unissued share status. Treasury Shares will only be an available election during the period or periods (if any) the Corporation is incorporated under the laws of the State of Delaware.

4. The Plan Administrator may in its discretion elect to waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur on the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

II. CORPORATE TRANSACTIONS/CHANGE IN CONTROL

A. On the occurrence of any Corporate Transaction, all of the Corporation’s outstanding repurchase rights under this Article Three shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

B. The Plan Administrator shall have the discretionary authority, exercisable either in advance of any actually-anticipated Change in Control or at the time of an actual Change in Control, to provide for the immediate and automatic vesting of one or more unvested shares outstanding under the Stock Issuance Program at the time of such Change in Control. The Plan Administrator shall also have full power and authority to condition any such accelerated vesting on the subsequent termination of the Participant’s Service within a specified period following the Change in Control.

III. SHARE ESCROW/TRANSFER RESTRICTIONS

A. Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing such unvested shares. To the extent an escrow arrangement is utilized, the unvested shares and any securities or other assets issued with respect to such shares (other than regular cash dividends) shall be delivered in escrow to the Corporation to be held until the Participant’s interest in such shares (or other securities or assets) vests. Alternatively, if the unvested shares are issued directly to the Participant, the restrictive legend on the certificates for such shares shall read substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND ARE ACCORDINGLY SUBJECT TO (I) CERTAIN TRANSFER RESTRICTIONS AND (II) CANCELLATION OR REPURCHASE IN THE EVENT THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) CEASES TO REMAIN IN THE CORPORATION’S SERVICE. SUCH TRANSFER RESTRICTIONS AND THE TERMS AND CONDITIONS OF SUCH CANCELLATION OR REPURCHASE ARE SET FORTH IN A STOCK ISSUANCE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) DATED                         ,             , A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.”

B. The Participant shall have no right to transfer any unvested shares of Common Stock issued to him or her under the Stock Issuance Program. For purposes of this restriction, the term “transfer” shall include (without limitation) any sale, pledge, assignment, encumbrance, gift, or other disposition of such shares, whether voluntary or involuntary. On any such attempted transfer, the unvested shares shall immediately be cancelled in accordance with substantially the same procedure in effect under Section I.B.3 of this Article Four, and neither the Participant nor the proposed transferee shall have any rights with respect to such cancelled shares. However, the Participant shall have the right to make a gift of unvested shares acquired under the Stock Issuance Program to his or her spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the donee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Stock Issuance Program and the Issuance Agreement applicable to the gifted shares.

ARTICLE FIVE

MISCELLANEOUS

I. AMENDMENT OF THE PLAN AND AWARDS

A. The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, nor adversely affect the rights of any Participant with respect to Common Stock issued under the Stock Issuance Program prior to such action, unless the Optionee or Participant consents to such amendment. The Plan Administrator may amend the terms of any outstanding options or stock issuances; however, such amendment shall not adversely affect the holders of such awards, unless such Optionee or Participant consents to such amendment. Additionally, no outstanding stock option or stock issuance may be amended to lower the exercise price or be canceled by the Board for the purpose of reissuing a replacement stock option or stock issuance at a lower price without stockholder approval. In addition, certain other amendments to the Plan may require stockholder approval pursuant to applicable laws or regulations.

B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program, which are in both instances in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Discretionary Option Grant Program or the Stock Issuance Program are held in escrow until stockholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess option grants or excess share issuances are made, then (I) any unexercised excess options shall terminate and cease to be exercisable and (II) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

II. TAX WITHHOLDING

A. The Corporation’s obligation to deliver shares of Common Stock on the exercise of stock options for such shares or the vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Withholding Taxes.

B. The Plan Administrator may, in its discretion and in accordance with the provisions of this Section II of Article Five and such supplemental rules as the Plan Administrator may from time to time adopt, provide any or all holders of Non-statutory Options (other than the automatic grants made pursuant to Article Three of the Plan) or unvested shares under the Plan with the right to use shares of the Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

1. Stock Withholding: The holder of the Non-statutory Option or unvested shares may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable on the exercise of such Non-statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the applicable Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

2. Stock Delivery: The Plan Administrator may, in its discretion, provide the holder of the Non-statutory Option or the unvested shares with the election to deliver to the Corporation, at the time the Non-statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such individual (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes incurred in connection with such option exercise or share vesting (not to exceed one hundred percent (100%)) designated by the holder.

III. EFFECTIVE DATE AND TERM OF PLAN

A. This Plan as successor to the Corporation’s 1990 Stock Option Plan became effective as of the applicable Effective Date for each of the equity incentive programs in effect hereunder, and no further option grants or stock issuances shall be made under the 1990 Plan from and after such Effective Date. Each option issued and outstanding under the 1990 Plan immediately prior to the Effective Date of the Discretionary Option Grant Program shall be incorporated into this Plan and treated as an outstanding option under this Plan, but each such option shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder.

B. The option/vesting acceleration provisions of Section III of Article Two relating to Corporate Transactions and Changes in Control may, in the Plan Administrator’s discretion, be extended to one or more stock options outstanding under the 1990 Plan on the Effective Date of the Discretionary Option Grant Program, but which do not otherwise provide for such acceleration.

C. The Plan shall terminate on the earlier of (i) December 31, 2007 or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted under the Plan or the issuance of shares (whether vested or unvested) under the Stock Issuance Program. If the date of termination is determined under clause (i) above, then all option grants and unvested stock issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuances.

IV. USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or stock issuances under the Plan shall be used for general corporate purposes.

V. REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any stock option or stock appreciation right under the Plan, the issuance of any shares under the Stock Issuance Program, and the issuance of Common Stock on the exercise of the stock options or stock appreciation rights granted hereunder shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options and stock appreciation rights granted under it, and the Common Stock issued pursuant to it.

B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and State securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange or the Nasdaq National Market on which stock of the same class is then listed.

VI. NO EMPLOYMENT/SERVICE RIGHTS

Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual’s employment or service at any time and for any reason, with or without cause.

VII. MISCELLANEOUS PROVISIONS

A. Except to the extent otherwise expressly provided in the Plan, the right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee or Participant.

B. The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of California without resort to that State conflict-of-laws rules.

C. The provisions of the Plan shall inure to the benefit of, and be binding on, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Participants and Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

PROXY	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF QRS CORPORATION

Elizabeth A. Fetter and John C. Parsons, Jr., or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote on behalf of the undersigned all shares of capital stock of QRS Corporation, a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders scheduled to be held on May 14, 2003, at 9:00 a.m. local time, at the Company’s offices at 1400 Marina Way South, Richmond, California 94804, and at any postponement or adjournment thereof. The undersigned hereby revokes all proxies heretofore given with respect to such securities upon the matters described in the Notice of Annual Meeting of Stockholders and related Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged) and upon any other business that may properly come before such Annual Meeting.

The securities represented by this proxy will be voted as specified on the reverse side of this proxy card, but if no specification is made, the persons named above as proxies intend to vote the securities at their discretion FOR the election of the nominees listed in Proposal 1, FOR the proposal to approve an amendment to and restatement of the QRS Corporation 1993 Stock Option/Stock Issuance Plan and FOR the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors, and otherwise at the discretion of the persons named above as proxies.

SEE REVERSE SIDE	(Continued, and to be marked, signed and dated on the other side)	SEE REVERSE SIDE

é  FOLD AND DETACH HERE  é

Please mark your votes as

    indicated in this example ☒

		For	Authorization Withheld
1.	To elect Garth Saloner, Jeremiah J. Sullivan and Terry R. Peets to the Board of Directors to serve as Class II directors, each to serve until the Company’s 2006 and Annual Meeting of Stockholders.	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, write such name or names in the space provided below.

		For	Against	Abstain
2.	To approve an amendment and restatement of the 1993 Stock Option/Stock Issuance Plan.	☐	☐	☐

3.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2003.	☐	☐	☐

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends a vote FOR each of the above proposals. THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE ABOVE PROPOSALS AND, AT THE DISCRETION OF THE PERSONS NAMED AS PROXIES, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. This proxy may be revoked at any time before it is voted.

I/WE     DO ☐    OR     DO NOT ☐     EXPECT TO ATTEND THIS MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

(Signature)	(Signature if held jointly)

(Date)	(Date)

(PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SIGNING AS PARTNER, CORPORATE OFFICER, ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR IN ANY OTHER REPRESENTATIVE CAPACITY, GIVE FULL TITLE AS SUCH AND SIGN YOUR OWN NAME AS WELL. IF STOCK IS HELD JOINTLY, EACH JOINT OWNER SHOULD SIGN.)

é  FOLD AND DETACH HERE  é